                                                                 Exhibit 10.42






                                     OFFICE LEASE

                                 220 DAVIDSON AVENUE

                                 SOMERSET, NEW JERSEY

                                       BETWEEN

                    THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK
                                      (LANDLORD)

                                         AND

                                   US SERVIS, INC.
                                       (TENANT)



                             Dated:      October 9, 1996

                                  TABLE OF CONTENTS


1.   PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

2.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

5.   ELECTRICITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                        LEASE

          THIS LEASE, made as of this _____ day of September, 1996, by and between THE MUTAL LIFE INSURANCE COMPANY OF NEW YORK, with offices and a principal place of business at 1740 Broadway, New York, New York 10019 (the "Landlord") and US SERVIS, INC., a Delaware corporation with offices and a principal place of business at 414 Eagle Rock Avenue, West Orange, New Jersey 07052 (the "Tenant").

                                W I T N E S S E T H :

          WHEREAS, Landlord is the owner of the premises located at 220 Davidson Avenue, Somerset, New Jersey (the "Property") upon which there is located a four story building containing 162,206 rentable square feet (the "Building"); and

          WHEREAS, Tenant wishes to lease from Landlord and Landlord wishes to lease to Tenant 36,400 rentable square feet in the Building.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

          1.   PREMISES.

          1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord a portion of the second floor in the Building, as shown on the follow plan annexed hereto as SCHEDULE A and made a part hereof (the "Premises"), together with the right of ingress and egress to the Building and other amenities of the Building on common with others. Landlord and Tenant hereby agree and acknowledge that for all purposes of this Lease the Premises contains 36,400 rentable square feet and the Building contains 162,206 rentable square feet.

          2.   TERM.

          2.1 The Premises are leased for a term ("Term") which shall commence on a date (the "Commencement Date") which shall be the earlier of:

               1. the date of all of the conditions set forth in Section 6.4 are satisfied; or

               2. the date Tenant shall occupy the Premises or any part thereof for the purpose of conducting its business.





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

          2.2 The Term shall end at 12 o'clock midnight on December 31, 2003 (the "Expiration Date"), unless the Term is extended pursuant to the terms hereof or the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

          2.3 As soon as practicable after the Commencement Date, Landlord shall deliver to Tenant written notice confirming the Commencement Date and the Expiration Date by returning to Landlord an executed copy of such notice within five (5) business days of Tenant's receipt of such notice.

          2.4 If the last day of the Term. of any renewal thereof falls on a Sunday, this Lease shall expire at 12 o'clock midnight on ten preceding Saturday unless it be a legal holiday in which case it shall expire at 12 o'clock midnight on ten preceding business day.

          2.5 (a) Tenant shall have and is hereby given two (2) options to renew and extend the TERM. for an additional period of five (5) years each. Each renewal Term shall follow consecutively upon ten expiration of the initial Term or upon the expiration of the prior renewal term, as the case may be. During each renewal term all of the terms and conditions of this Lease shall apply, except that the Fixed Rent during each renewal term shall be the greater of (i) the Fixed Rent payable as of the day immediately prior to the commencement of such renewal term, and (ii) the fair rental value of the Premises (as hereinafter determined) as of the date which is ten months prior to the commencement of the applicable renewal term.

               (b) Tenant's option to renew the Term may be exercised only by notice given by Tenant to Landlord at least twelve (12) months prior to the expiration of the then current TERM. and such a notice shall designate the portion of the Premises to be covered by such renewal, which portion shall include either (i) all of the space leased by Tenant on the second floor of the Building, or (ii) ten entire Premises. Failure to so exercise within such period shall render any subsequent attempted exercise void and of no effect, any principles of law to the contrary notwithstanding, Tenant shall have no right to exercise its option to extend ten Term, and any attempted exercise shall be void and of no effect, if: (A) the named Tenant or any Successor Corporation (as defined in Section 12.11 hereof) is not in occupancy of at least 75% of the rental square footage if the Premises at the time of the commencement of the renewal term; or (B) there shall be an Event of Default (as defined in Section 13.1) by Tenant at the time of the attempted exercise or at any time after Tenant's attempted exercise of the option and prior to the commencement of the applicable renewal term. Unless otherwise elected by Tenant pursuant to this Section 2.5(b), Tenant's exercise of a renewal option shall be payable by Tenant as Additional Rent on the first of each month, starting January 1 of the applicable Operational Year. If Landlord's Statement is furnished to Tenant after the commencement of an Operational Year, Tenant shall pay to Landlord, on the first day of the month immediately following submission of the Landlord's Statement, the aggregated amount Tenant would have already paid to Landlord had Tenant been paying one-twelfth (1/12th) of such Tenant's Projected Share on the first day of each month during such Operational Year, and thereafter Tenant shall pay on the first day of each month as Additional Rent, together with Fixed Rent, one-twelfth (1/12th) of Tenant's Projected Share. Until Tenant shall receive a Landlord's Statement for any Operational Year, Tenant shall continue to pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Projected Share as set forth in the most current Landlord's Statement received by Tenant. As soon as reasonably possible, but in no event later than 180 days after the expiration of the Base Operating Expense Year and each Operational Year, Landlord shall furnish Tenant a written detailed statement prepared by Landlord of the Cost of Operation and Maintenance incurred for such Operational Year ("Landlord's Final Operating Statement").

     3.   RENT.

          3.1. (a) FIXED RENT. Tenant shall pay an annual base rent (the "FIXED RENT") for the Premises, which shall be paid without setoff or deduction, in equal monthly installments in advance on the first day of each and every calendar month during the Term, to Landlord or to Landlord's agent, at such place as Landlord may designate to Tenant, in lawful money of the United States of America for the payment of all debts, public and private, as follows:

               From the Commencement Date to the last day of the 14th complete month from the Commencement Date (the "FIRST ADJUSTMENT RATE"):
          $582,400.00 per annum ($48,533,33 per month) ($16.00 per square foot);

               From the day immediately following the First Adjustment Date to the last day of the month in which the 3rd anniversary of the Commencement Date occurred (the "SECOND ADJUSTMENT DATE"): $591,500.00 per annum ($49,291.67 per month) ($16.25 per square foot);

               From the day immediately following the Second Adjustment Date to the last day of the month in which the 5th anniversary of the Commencement Date occurred (the "THIRD ADJUSTMENT DATE"): $600,600.00 per annum ($50,050.00 per month) ($16.50 per square foot); and

               From the day immediately following the Third Adjustment Date to the Expiration Date: $609,700.00 per annum ($50,808.33 per month) ($16.75 per square foot).

          3.2. On execution hereof Tenant shall pay to Landlord an amount equal to one (1) monthly installment of Fixed Rent payable under this Lease, which shall be deposited by Landlord in a federally insured interest bearing account (with interest to accrue to the benefit of Tenant), and which amount shall be credited to the first full installment of Fixed Rent payable hereunder. If the Commencement Date shall be any day other than the first day of a calendar month, the Fixed Rent for the period between the Commencement Date and the first day of the first full calendar month of the Term shall be pro-rated on a per diem basis and Landlord shall credit any excess amount paid pursuant to this Section 3.2 toward the payment of the Fixed Rent for the next succeeding calendar month in which a payment of Fixed Rent is due. If the Expiration Date is other than the last day of a calendar month, Fixed Rent shall be similarly prorated.






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


          3.3. Notwithstanding anything to the contrary set forth  in
Section 3.1, Tenant is entitled to an abatement of Fixed Rent equal to two months, which shall accrue for the first two full months during the Term.

          3.4. Landlord agrees to provide Tenant with a monthly statement for the installments of Fixed Rent and other charges due, including without limitation, Additional Rent, provided, however, that the failure of Landlord to provide such monthly statements shall not excuse Tenant from paying the Fixed Rent and other charges.

          4.   ADDITIONAL RENT.

          4.1. In addition to the Fixed Rent payable under Article 3 hereof, subject to Section 6.7 below, from the Commencement Date and throughout the Term, Tenant shall pay to Landlord additional rent consisting of all sums of money as shall become due and payable by Tenant under this Lease including, but not limited to, the payments due under this Article 4 (collectively, the "ADDITIONAL RENT").

          4.2. the following terms shall have the meanings set forth herein:

               "BASE OPERATING EXPENSE YEAR" shall be the calendar year commencing January 1, 1997.

               "BASE OPERATING EXPENSES" shall mean the Cost of Operation and Maintenance for the Property for the Base Operating Expense Year. If less than ninety-five percent (95%) of the rentable area of the Building shall be occupied at any time during the Base Operating Expense Year, then those items included int eh Cost of Operation and Maintenance that are subject to change based upon actual occupancy in the Building, for the Base Operating Expense Year (and for each Operational Year in which actual occupancy of the Building shall be less than ninety-five percent (95%)) shall be adjusted pro rata by Landlord to the amounts that said items would have been had the Building been ninety-five percent (95%) occupied at all times during the applicable year, provided that in no event shall Landlord collect from the tenants in the Building more than 100% of the actual Cost of Operation and Maintenance incurred by Landlord.

               "BASE TAX YEAR" shall be the calendar year commencing January 1, 1997.

               "BASE TAXES" shall mean Taxes payable for the Base Tax Year. Base Taxes shall be deemed to have been incurred by Landlord in the Base Tax Year.

               "COMMON AREAS" shall mean all portions of the Property not intended as rentable area, including, without limitation the parking facilities appurtenant to the Building.

               "COST OF OPERATION AND MAINTENANCE" shall mean all costs incurred by Landlord with respect to the ownership, management, operation, maintenance and repair of the Property, including, but not limited to, the following items (which items are illustrative of items to be included in Operating Expenses): (a) Labor Costs (as hereinafter defined); (b) the cost of electricity (if not separately metered by or serving specific tenants); (c) the cost of operating, repairing, maintaining and replacing the air conditioning, heating and ventilating systems within the Building (other than such items which are for the sole benefit of a single tenant); (d) the cost of operating, repairing, maintaining and replacing the electrical, gas, steam, plumbing, sprinkler, mechanical, communication, alarm, security or fire/life safety systems or equipment, including any sales or other taxes thereon within the Building (other than such items which are for the sole benefit of a single tenant); (e) utility taxes, water charges and sewer rental; (f) the cost of insurance carried by Landlord;
          (g) the cost of (including any rental cost of) materials and supplies used in the operation, cleaning, safety, security, renovation, replacement, repair and maintenance of the Building and/or the Property; (h) the cost of alterations to the Property or the Building completed after the Commencement Date made by reasons of any Legal Requirement (as defined in Section 11.3 hereof) or the requirements of any insurance boards or Landlord's insurer enacted or established after the Commencement Date; (i) the cost of repair, maintenance, painting and roofs, signs, doors, skylights, ceilings and plate glass doors and windows, if any, which are not the obligation of Tenant or any other tenant, and the cost of any addition to or replacement of any part of the Building which is made to reduce the Cost of Operation and Maintenance; (j) the cost of refurbishing the Common Areas;
          (k) the cost of painting and otherwise decorating any non-tenant areas of the Building: (1) the cost of installing, maintaining, repairing or replacing reasonable holiday decorations for the Common Areas; (m) the cost of exterior and interior landscaping or non-tenant areas of the Building; (n) franchise, license and similar fees and charges paid by Landlord to any governmental agency for the privilege of owning, leasing, operating, maintaining or servicing the Building, the Property or any equipment, property or appurtenances of either;
          (o) window cleaning and removal of snow, trash, rubbish, garbage and other refuse; (p) the cost of operating and maintaining truck serviceways, tunnels, loading docks, retaining walls, stairs, ramps, sidewalks, comfort and first aid stations, washrooms, locker rooms for the Landlord's employees and other common areas; (q) management fees or, if no managing agent is then employed by landlord, an amount in lieu thereof which is not in excess of generally prevailing rates payable in the area in which the Building is located for the management of similar facilities; (r) the cost of telephone, telegraph, stationery and advertising; (s) legal and accounting fees and disbursements; and (t) any and all other expenses of maintenance, ownership, repair, replacement or restoration of the Building. Notwithstanding the foregoing, if the cost of any repairs, alterations, additions, changes, replacements or other items which would otherwise be included in Cost of Operation and



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          Maintenance are required to be capitalized under generally accepted accounting principles, such cost shall not be included in full as Cost of Operation and Maintenance in the year incurred, but rather, landlord shall only include in the Base Operating Expense year and for each Operational Year the annual portion of such costs yielded by amortizing the same over the useful life thereof, together with interest on the unamortized amount calculated at the lesser of (1) the prime rate of interest published from time to time in THE WALL STREET JOURNAL or any successor publication (the "PRIME RATE") plus 2% per annum or (2) the maximum legal rate of interest allowed by New Jersey and only if such capital expenditures are (A) intended to reduce the Cost of Operation and Maintenance, (B) incurred pursuant to clause (h) above, or (C) repairs or replacements of part of the Buildings as provided in clause (i) above. Cost of Operation and Maintenance shall not include the following items: (i) legal fees, leasing commissions or finder fees or other costs (including tenant allowances and advertising and promotional expenses) incurred in the leasing of space in the Building, in connection with disputes between Landlord and tenants or for the collection of accounts or otherwise enforcing the obligations of tenants under other leases: (ii) the cost of any item for which Landlord is reimbursed by insurance, condemnation proceeds or otherwise compensated, including reimbursement by any tenants;
          (iii) the cost of any alterations made to leasable space in order to prepare such space for occupancy by a new tenant or other work or services not performed or rendered generally for tenants of the Building; (iv) the cost of electricity furnished to any tenantable space and for which tenants are specifically billed in accordance with the terms of their leases; (v) refinancing costs and payments of mortgage interest and principal and rents under ground leases;
          (vi) Taxes, franchise or income taxes imposed upon Landlord; (vii) the costs of acquiring sculptures; paintings and other objects of art for the Building; (viii) depreciation of the structure of the Building; and (ix) the amount of any insurance deductible in excess of $25,000.

               "LABOR COSTS" shall mean any and all expenses incurred by Landlord or on Landlord's behalf which relate to employment of personnel in connection with the operation, repair and maintenance of the Building and/or the Property, as the case may be, including, but not limited to, amounts secured for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, liability benefits, pension, hospitalization, retirement plans and insurance (including group life and disability), uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of Landlord pursuant to any collective bargaining agreement relating to such employees in each case other than employees above the rank of Building Manager. With respect to employees who are not employed on a full time basis with respect to the Building, a pro rata portion of expenses allocable to the time any such employee is employed with respect to the Building shall be included in Labor Costs.

               "GOVERNMENTAL AUTHORITY" shall mean any Federal, State, County, municipal or local government and all departments, commissions, boards, bureaus, and offices thereof having or claiming jurisdiction over the Property.


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               "LANDLORD'S STATEMENT" shall mean written statements issued by the Landlord from time to time containing computations of Additional Rent due pursuant to the provisions of this Article 4.

               "OPERATIONAL YEAR"

               "TAXES"


               (a)

               (b)

               (c)

          If less than

               "TAX YEAR" shall mean

               "TENANT'S PROJECTED SHARE" shall mean Tenant's Proportionate Share multiplied by Landlord's written estimate of the increase of Cost of Operation and Maintenance for an Operational Year over the Base Operating Expenses.

               "TENANT'S PROPORTIONATE SHARE" shall be equal to twenty-two percent (22%).

               4.3. (a) If Taxes payable in any Tax year falling wholly or partially within the Term shall be greater than the Base Taxes (pro rated, as appropriate), Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the amount by which the Taxes for such Tax year exceed the Base Taxes.

               (b) Landlord shall, prior to or following the commencement of each Tax year after the Base Tax Year within the Term, deliver to Tenant a written statement (the "TAX STATEMENT") of its estimation of the Taxes for such Tax year (the "PROJECTED TAXES").

               (c) Commencing on the first day of the month immediately following the submission of any Tax Statement and continuing thereafter until Landlord renders the next Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.3(a) hereof, a sum (the "MONTHLY TAX PAYMENT") equal to one-twelfth (1/12) of Tenant's Proportionate Share of the excess of the estimated Taxes for such Tax Year as shown on the Tax Statement over the Base Taxes. Tenant's first Monthly Tax Payment after receipt of Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Tax year which shall have elapsed prior to such first Monthly Tax Payment, TIMES the Monthly Tax Payment, MINUS any Additional Rent already paid by Tenant on account of its obligation under this


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Section 4.3 for such Tax Year.

               (d) Each Tax Statement shall reconcile the payments made by Tenant pursuant to the preceding Tax Statement or otherwise with Tenant's Proportionate Share of the excess of the Taxes imposed for the period covered thereby over the Base Taxes, and, in any event, such reconciliation shall take place annually upon receipt of final tax bills. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant's receipt of the Tax Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent.
 If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant's receipt of the Tax Statement; provided, however, if the Term shall have been terminated as a result of a default by Tenant, then Landlord shall have the right to retain such surplus to the extent Tenant owes Landlord any Fixed Rent or Additional Rent.

          4.4. (a) If Landlord shall receive any refund of Taxes in respect of a Tax Year and if Tenant shall have paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall deduct from such tax refund any expenses, including, but not limited to, attorney's fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit Tenant's Proportionate Share of such refund against the next accruing monthly installments(s) of Additional Rent, or if the Term shall have expired, Tenant's Proportionate Share of such refund shall be refunded to Tenant within thirty (30) days after receipt thereof by Landlord; provided, however, if the Term shall have expired as a result of a default by Tenant, Landlord shall have the right to retain Tenant's Proportionate Share of the refund to the extent Tenant owes Landlord any Fixed Rent or Additional Rent. Any expenses incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Property or any Taxes, to the extent not offset by a tax refund, shall be included as an item of Taxes for the Tax Year in within such contest shall be finally determined for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder.

               (b) Notwithstanding anything to the contrary contained in this lease, Tenant shall not have the right to contest or appeal the validity of any Taxes or the amount of the assessed valuation of the Property without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion.

               (c) While proceedings for the reduction in assessed valuation for any Tax Year is pending, the computation and payment of Tenant's Proportionate Share of Taxes shall be based upon the original assessments for such year.

               (d) Tenant shall also pay to Landlord, as Additional Rent, upon demand, the amount of all increases in Taxes and/or all assessments or impositions made, levied or assessed against or imposed upon the Property or any part thereof which are attributable to additions or improvements in or about the Premises made by or on behalf of Tenant or which in whole or in part belong to Tenant.


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          4.5. If the Cost of Operation and Maintenance for any Operational
year shall be greater than the amount of the Cost of Operation and Maintenance for the Base Operating Expense Year (prorated, as appropriate) such amount hereinafter referred to as the "COST INCREASE", Tenant shall pay to Landlord, as Additional Rent, for such Operational Year, in the manner hereinafter provided, an amount equal to Tenant's Proportionate Share of the Cost Increase. Landlord shall prior to or following the commencement of each Operational Year, deliver to Tenant Landlord's Statement containing Tenant's Projected Share for such Operational Year. Tenant's Projected Share shall be divided by twelve and

          4.6 If Landlord's Final Operating Statement following the end of any Operational Year indicates that Tenant's Projected Share was less than Tenant's Proportionate Share of the cost Increase for such Operational Year, Tenant shall pay Landlord the receipt of the Final Operating Statement. Any surplus due to Tenant shall be credited against the subsequent payment of Additional Rent due hereunder. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, whichever the case may be, within thirty (30) days after Tenant's receipt of the Final Operating Statement; provided, however, if the Term shall have been terminated as a result of a default by Tenant, then Landlord shall have the right to retain such surplus to the extent Tenant owes Landlord any Fixed Rent or Additional Rent.

          4.7 Landlord's failure to render Landlord's Statement with respect to any Operational Year or Tax Year, or Landlord's delay in rendering said statement beyond a date specified herein, shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Operational Year or Tax Year. The obligations of Landlord and Tenant under the provisions of this Article 4 with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term.

          4.8 Each Tax Statement and Final Operating Statement shall be conclusive and binding upon the Tenant, unless Tenant shall notify Landlord, within ninety (90) days after receipt of any statement, that it disputes the correctness of any such statement, and specify the respects in which any such statement is claimed to be incorrect. Necessary adjustments shall be made upon adjudication of the dispute. Pending the adjudication of such dispute, Tenant shall pay Additional Rent equal to the Additional Rent payable pursuant to the Tax Statement or the Final Operating Statement in dispute and such payment shall be without prejudice to Landlord's or Tenant's position in any legal proceedings commenced by Landlord or Tenant. During the period of thirty (30) days after receipt of a Tax Statement or a Final Operating Statement, Tenant may inspect the records of the information reflected in Landlord's Statement at a reasonable time and place mutually agreeable to Landlord and Tenant. If the adjudication of the dispute discloses that Tenant has overpaid Additional Rent by more than 7% for any Operational Year, Landlord shall pay Tenant's costs of review. Landlord agrees to keep its books and records for the Property in accordance with the accounting standards used by Landlord for a substantial portion of the other real property owned by Landlord.

          4.9 In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this Article 4 result in a decrease in the Fixed Rent payable hereunder. Tenant's obligation to pay Additional rent, and Landlord's obligation to credit and/or refund to Tenant any amount, pursuant to the provisions of this Article 4 shall survive the Expiration Date.

          4.10 Any Additional Rent payable pursuant to this Article 4 shall be collectible by Landlord in the same manner as Fixed Rent, and Landlord shall have the same remedies for non-payment thereof as Landlord has hereunder for non-payment of Fixed Rent.

          4.11 Any payment of Additional Rent or refunds due to Tenant hereunder for any period of less than a full year, or any adjustment required due to the change in the area of the Premises, shall be equitably prorated.

          4.12 If Tenant shall fail to pay when due any installment of Fixed Rent or any Additional Rent, Tenant shall pay interest thereon at the interest rate, provided for in Section 21 hereof, from the date when such installment or payment shall have become due to the date of the payment thereof, together with a late charge (after such installment or payment is 15 days past due) equal to five percent (5%) of the unpaid installment, which interest and late charge shall be deemed Additional Rent. There shall be no abatement of, deduction form, counterclaim or setoff against Fixed Rent or Additional Rent, except as otherwise specifically provided in this Lease.

          5.   ELECTRICITY

          5.1 Landlord shall furnish electricity to the Premises on a sub-merged basis for the normal use of lighting, lamps, typewriters and small office equipment, including personal computers, whether or not requiring a separate circuit. Tenant will pay to Landlord as Additional Rent, a sum equal to (i) "Electric Rates: (as hereinafter defined) for the relevant billing period, multiplied by (ii) the total kilowatt hours of consumption and kilowatt hours of demand recorded on Tenant's sub-meter or sub-meters during such billing period. When more than one meter measures the electrical consumption of Tenant in the Building, the services rendered through each meter shall be aggregated, computed and billed as if one meter measured all of Tenant's electrical consumption for the Premises. Bills for such sub-metered electricity shall be rendered at such time as Landlord may elect, but no more than once a month, and shall be payable by Tenant within five (5) days after rendition thereof. If the amount billed by the public utility company providing electricity to the Building shall be retroactively increased or decreased for any billing period for which Tenant shall have paid Additional Rent pursuant to this Section 5.1, than such Additional Rent shall be accordingly adjusted, and Tenant shall pay any deficiency therein within five (5) days of demand therefore, of if there shall have been an overpayment, Landlord shall credit the amount thereof against the next succeeding payment of Additional Rent. The term "Electric Rate" shall mean the actual rate, including demand charges and taxes, at which Landlord purchases all electrical energy for the Building from the public utility company supplying such electrical energy. Landlord shall supply to Tenant, at Landlord's cost, all necessary sub-metering and wiring facilities and equipment.


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

           5.2 Landlord shall not be liable in any way to Tenant for any failure, defect or inadequacy ("Interruption") in the supply or character of electricity furnished to the Premises, provided that Landlord shall use commercially reasonable efforts to remedy such Interruption as soon as reasonable possible. Landlord or its designee shall furnish and install all replacement lighting, tubes, lamps, starters, bulbs and ballasts required in the Premises and Tenant shall pay to Landlord or its designee upon demand Landlord's established building charges for same.

          5.3 Tenant's use of electricity in the Premises shall not, at any time,. exceed the capacity of any of the feeders, risers or wiring in the Building or any electrical conductors and equipment in or serving the premises. Tenant shall not, without Landlord's prior consent make any alteration or addition to the electrical systems in the Premises or the Building. All additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

          6.   IMPROVEMENTS IN PREPARATION FOR OCCUPANCY.

          6.1 (a) Landlord shall construct improvements to the Premises in preparation for Tenant's occupancy (the "Initial Improvements") in accordance with the preliminary design plans and specifications referred to in SCHEDULE B (the "DESIGN PLANS"). The Initial Improvements shall include the Base Landlord Work, the Landlord Work, the Special Work and the Data Center Work.

               (b) Landlord shall pay all costs in connection with constructing those items of the Initial Improvements described on SCHEDULE C attached hereto (the "BASE LANDLORD WORK") and those items of the Initial Improvements described on SCHEDULE D attached hereto (the "LANDLORD WORK"). Tenant shall reimburse Landlord for all Costs (as hereinafter defined) incurred by Landlord in connection with constructing those items of the Initial Improvements described on SCHEDULE E attached hereto (the "SPECIAL WORK"). After the Initial Improvements are substantially completed, Landlord shall deliver to Tenant an invoice evidencing the cost of the Special Work and Tenant shall reimburse Landlord for such Costs within thirty (30) days after receipt of such invoice. Tenant shall reimburse Landlord for all Costs incurred by Landlord in connection with constructing those items described on
 SCHEDULE F, attached hereto the ("DATA CENTER WORK"). Tenant shall reimburse Landlord for the Costs of constructing the Data Center Work as follows: (i) an amount equal to the lesser of $100,000.00 or the actual cost of constructing the Data Center Work shall be amortized over the length of the Term using an interest factor of ten percent (10%), payable in monthly installments, together with the payment of Fixed Rent, and (ii) the cost of constructing the Data Center Work in excess of $100,000.00 shall be reimbursed by Tenant to Landlord with Tenant's reimbursement of the Special Work as provided above. The monthly payments of the Cost of the Data Center Work shall be deemed to be Additional Rent for all purposes of this Lease. The term "COSTS" shall mean (i) all actual costs incurred by Landlord for work performed or caused to be performed by landlord, its architects, engineers, contractors and subcontractors, including, but not limited to, the cost of materials, labor, permits, approvals and insurance, (ii) market rate general conditions, and (iii) the market rate percentage of the aggregate costs referred to in clause (i) of the general contractor's overhead and profit.

               (c) Tenant shall be solely responsible for the cost of preparing the Design Plans. Landlord hereby approves the Design Plans.

               (d) Landlord covenants to complete the Initial Improvements in a good and womanlike manner using quality materials and without material defect and shall use reasonable speed in diligence in completing the work, subject to Tenant Delays (as Defined in Section 6.5) and Unavoidable Delays (as defined in Section 38.2).

               (e) Landlord shall use reasonable efforts, including the solicitation of competitive bids where appropriate form reputable contractors, to obtain the construction of the initial improvements at a reasonable cost. Landlord shall obtain such bids on the entire job of constructing the Initial Improvements and for each separate item comprising the Initial Improvements. Landlord shall deliver to Tenant, for informational purposes only, all bids from contractors and subcontractor to perform any aspect of the Initial Improvements promptly after receipt of such bids. Notwithstanding the foregoing, (i) Landlord shall be responsible for obtaining all necessary permits and government authorizations required in connection with the Initial Improvements, (ii); all contractors, subcontractors, contracts, subcontracts and other construction documents in connection with the Special Work and the Data Center Work shall be subject to Tenant's reasonable approval (which approval or disapproval shall be given to Landlord within 5 business days of receipt of such information or documents), it being agreed that all contracts relating to the Special Work and the Data Center Work shall be lump sum contracts (which shall include all Costs therefor), (iii) Tenant shall approve or disapprove of the fixed price for the Special Work and Data Center Work within 5 business days of receipt from Landlord or copies of the applicable contracts, subcontracts and construction documents and notification of the fixed price for the Special Work and Data Center Work within 5 business days of receipt from Landlord of copies of the applicable contracts, subcontracts and construction documents and notification of the fixed prices, (iv) upon Tenant's approval of the fixed price for the Special Work and Data Center work and Landlord's receipt of all necessary permits and government authorizations, Landlord will commence and diligently pursue performing the Special Work and Data Center Work and Landlord's receipt of all necessary permits and government authorizations, Landlord will commence and diligently pursue performing the Special Work and Data Center Work, and (v) Tenant shall have the right (whether or not through an agent, contractor or independent architect) to inspect the Premises, from time to time, prior to the Commencement Date to verify the progress of construction, provided that Tenant coordinates such inspections with Landlord's general contractor. If Tenant fails to approve or disapprove of the items set forth in clauses (ii) and (iii) above within the time periods referred to above, Tenant shall be deemed to have disapproved such items and there shall be deemed to be a Tenant Delay for each day until Tenant responds to such items.

          (f) Notwithstanding anything to the contrary contained in Section 6.1(b) above, payment and reimbursement of the Costs for completing the Special Work and the Date Center Work shall be subject to (i) satisfaction of all of the conditions set forth in Section 6.4 below, and (ii) receipt by Tenant of customary lien waivers and contractor statements and affidavits in form reasonably satisfactory to Tenant and other evidence reasonably satisfactory to Tenant of Landlord's payment of such Costs. In no event shall Tenant be responsible for Costs in excess of the fixed price for the Special Work and the Data Center Work, other than costs rising from Change Orders (as hereinafter defined).

          (g) Within 45 days after final completion of the Initial Improvements, Landlord shall deliver to Tenant, at Tenant's request and at Tenant's expense, the final plans and specifications for the Initial Improvements with all Change Orders marked thereon.

          6.2. Landlord will prepare and deliver to Tenant final plans and specifications for the Premises consistent with the Design Plans (the "FINAL PLANS")on or before September 18, 1996. Tenant will deliver to Landlord written notice that it has approved or disapproved the Final Plans by September 23, 1996 and, if it disapproves the Final Plans, Tenant shall specify in reasonable detail any objections to the Final Plans. In the event that Tenant disapproves the Final Plans, Tenant shall specify in reasonable detail any objections to the Final Plans. In the event that Tenant disapproves the Final Plans, Landlord and Tenant shall promptly meet and use good faith efforts to resolve such disagreement. Landlord shall not commence the construction of the Initial Improvements until Tenant delivers written notice of Landlord that it has approved the Final Plans in full. Landlord and Tenant hereby agree that Rothe-Johnson Associates shall prepare the final plans and specifications, at the sole expense of Landlord.

          6.3 If Tenant decides to amend, change or modify the Final Plans after the Final Plans have been approved by both Landlord and Tenant, Tenant shall submit to Landlord for its approval (which approval shall not be unreasonably withheld) a reasonably detailed description of a proposed amendment, change or modification (hereinafter referred to as a "CHANGE ORDER"). Within ten (10) business days after receipt of the Change Order, Landlord shall notify Tenant whether it approves or disapproves the Change Order, the estimated construction costs for the Change Order and the effect, if any, of the Change Order on the Commence Date. If Landlord approves the Change Order, Landlord shall notify Tenant of such approval and Tenant shall notify Landlord whether it approves the estimated costs and the effect, if any, on the Commencement Date within five (5) business days after Tenant's receipt of Landlord's notice. If Tenant fails to notify Landlord of Tenant's approval of the estimated cost and the effect on the Commencement Date within said five (5( business day period, then Tenant shall be deemed to have disapproved the estimated cost and effect on the Commencement Date. Notwithstanding anything to the contrary contained herein, Landlord shall not proceed with the work shown on any approved Change Order unless Tenant has approved Landlord's determination of the cost and effect of the Change Order.
 If Tenant has notified Landlord of its approval, then Tenant shall pay 100% of the Costs of the Change Order in accordance with the provision of Sections 6.1(b) and (f) hereof.

          6.4. (a) The Initial Improvements shall be deemed substantially completed, the Premises shall be conclusively deemed available for Tenant's occupancy on, and the Commencement Date shall be the date that each of the following conditions have been met:

                    (i) a certificate of occupancy (whether or not subject to conditions), permitting occupancy of the Premises has been issued by the applicable Governmental Authority; and

                    (ii) the Initial Improvements have been substantially completed in accordance with he Final Plans (excluding any details of construction, decoration or mechanical adjustment which do not materially interfere with Tenant's use of the Premises), the Premises is secured and all building systems are functioning; and

                    (iii) five days notice of the occurrence of the events described in Subsections (i) and (ii) has been given to Tenant.

               (b) Upon notification by Landlord to Tenant that the Initial Improvements have been substantially completed as set forth in Section 6.4(a)(ii) above, Landlord and Tenant will inspect the Premises and develop a list of all defects or incomplete items in or of the Initial Improvement which would not materially interfere with Tenant's use of the premises and which would reasonably be determined in a walk-through inspection (the "PUNCH LIST ITEMS"), Landlord agrees to correct, at its sole cost and expense, all Punch list Items with due diligence within a reasonable time, not to exceed sixty (60) days after the Commencement Date, provided, however, if such repairs cannot reasonably be completed with such sixty (60) day period, Landlord shall have a longer period of time to make such repairs as is reasonably necessary, as long as Landlord commences such repairs within such sixty (60) day period and thereafter uses diligent efforts to complete such repairs. Correction of the Punch list Items shall not unreasonably interfere with the Tenant's use or occupancy of the Premises. If Landlord fails to correct any Punch list Item within the required time, Tenant may notify Landlord of the nature of the Punch list Item and Tenant's intent to itself correct the Punch list Item. If Landlord fails to commence correction of the Punch list Item within 20 days of Tenant's notice, and diligently pursue correction of the Punch list Item until completion, then Tenant, at Landlord's cost, may itself correct the Punch list Item.

          6.5. The term "TENANT DELAY" shall mean any delay in the completion of the Initial Improvements or in the satisfaction of any conditions set forth in
Section 6.4 to the extent such delay is due to any act or omission of Tenant, its agents, employees or contractors. Tenant Delay shall include:

               (a) delays in the delivery by Tenant of its approval or disapproval of the Final Plans;

               (b)  delays arising from Change Orders;

               (c)  delays in obtaining any item of the Special Work; and

               (d) delays in resulting from any direction by Tenant that Landlord suspend work or otherwise hold up proceeding with the fabrication or construction of any portion of the Initial Improvements because of a possible change therein by Tenant or for any other reason.

If there occurs a Tenant Delay, the Commencement Date shall be the date when the Premises would have otherwise been available but for such Tenant Delay.

          6.6. Tenant has inspected the Premises and accepts the same "as is" in its present condition, subject to the construction of the Initial Improvements except for Punch list Items and latent defects, which latent defects shall be reported to Landlord no later than 12 months after the Commencement Date. Landlord or Landlord's contractor shall remedy all latent defects, with due diligence, within 6 months or Tenant's report to Landlord of the existence of latent defects, at no cost to Tenant. Landlord shall take all steps reasonably necessary to minimize interference with Tenant's use and occupancy of the Premises in the remedying of the latent defects. If Landlord or Landlord's contractor fails to remedy any latent defect within the required time, then Tenant may notify Landlord of the nature of the
latent defect and Tenant's intent to itself correct the latent defect.   If
Landlord fails to commence correction of the latent defect with 20 days of Tenant's notice, and diligently pursue correction of the latent defect until completion, then Tenant, at Landlord's cost, may itself correct the latent defect. Except as provided above, and except for Tenant's pre-Commencement Date possession as provided in Section 6.7 below, by entering into occupancy of any part of the Premises, Tenant shall be conclusively deemed to have agreed that Landlord has fully completed the Initial Improvements.

          6.7. Except as provided below, if Landlord is delayed in satisfying the conditions set forth in Section 6.4(a) above and delivering possession of the Premises to Tenant on or before December 15, 1996 because of the fact that a certificate of occupancy has not been procured, or for any other reason, Landlord shall not be subject to any liability for damages for failure to so give possession on said date and the validity of this Lease shall not be impaired under such circumstances. Notwithstanding the foregoing, if such conditions are not so satisfied and possession is not so delivered on or before the Outside Pending Date (as defined in this Section 6.7), then as Tenant's sole remedy with respect to such failure, Tenant shall be entitled to an abatement of Fixed Rent first accruing after the Commencement Date in an amount equal to (a) one (1) day of Fixed Rent for every three (3) days, commencing on the Outside Opening Date and continuing through and including the thirtieth (30th) day following the Outside Opening Date, that Landlord shall have failed to satisfy such conditions and delivered such possession, (b) if such failure shall continue beyond such thirtieth (30th) day, one (1) day of Fixed Rent for every two (2) days, commencing on the thirty-first (31st) day following the Outside Opening Date and continuing through and including the sixtieth (60th) day following the Outside Opening Date, that Landlord shall have failed to satisfy such conditions and delivered such possession, and (c) if such failure shall continue beyond such sixtieth (60th) day, one (1) day of Fixed Rent for each day from and after the sixty-first (61st) day following the Outside Pending Date that Landlord shall have failed to satisfy such conditions and delivered such possession. If such conditions are not so satisfied and possession is not so delivered on or before May 1, 1997 (plus one (1) day for each day of a Tenant Delay and, except as provided above, for an Unavoidable Delay, provided, however, such date shall not be extended by more than nine months from the Outside Opening Date as a result of an Unavoidable Delay), then Tenant shall have the option to terminate this Lease, by giving Landlord written notice thereof on or before May 21, 1997 (plus 1 day for each day of a Tenant Delay and for an Unavoidable Delay), and this Lease shall terminate on the date which is thirty (3) days after Landlord's receipt of such notice, unless prior to such date such conditions are satisfied and possession is so delivered, in which case Tenant's termination notice shall be null and void and this Lease shall continue in full force and effect. For purposes of this
Section 6.7, the term "OUTSIDE OPENING DATE" shall mean January 1, 1997, plus one (1) day for each day of a Tenant Delay and for an Unavoidable Delay. If permission is given to Tenant to enter into possession of the Premises or to occupy premises other than the Premises prior to the date specified as the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, provided that if such possession of the Premises is made available to Tenant prior to the Commencement Date to enable Tenant to move into the Premises or to otherwise remedy the Premises for Occupancy, Tenant shall not be obligated to pay Fixed Rent or Additional Rent (other than for utility costs) for such period.

          6.8. Landlord agrees to allow Tenant (and the architects, decorators, and approved contractors of the Tenant), access to the Premises prior to the Commencement Date for the purpose of taking measurements, preparation of punch lists and checking conformity of the Initial Improvements with contract documents and making installations therein which are not part of the Initial Improvements, provided that the completion of the Initial Improvements shall have reached a point, in Landlord's judgment, such that Landlord will not be delayed in completing the Initial Improvements by the performance by Tenant of any such work. Any such delay caused by Tenant shall be deemed to be Tenant Delay. In connection with the actions referred to in this Section 6.8, Tenant covenants (a) to cease promptly upon requests by Landlord, any activity or work during any period which shall interfere with or delay Landlord's prosection or completion of the Initial Improvements or any other work being performed by Landlord in the Building, (b) that Tenant shall comply promptly with all reasonable procedures and regulations prescribed by Landlord from time to time for coordinating such work and activities with any other activity or work int he Premises or the Building,
(c) that, prior to such access, Tenant shall deliver to Landlord policies of insurance reasonably required by Landlord, (d) that Tenant shall indemnify and hold harmless Landlord from and against any and all claims to the extent arising from any negligence, acts or omissions or Tenant or its architects, engineers, contractors, decorators, servants, agents or employees for any reason whatsoever arising out of Tenant's access to or being in the Building or in connection with any work to be performed for Tenant by anyone other than Landlord, and (e) comply with all the provisions of the Lease, other than its obligation to pay Fixed Rent or Additional Rent.

          6.9. Landlord covenants and agrees that it shall make the Initial Improvements in accordance with all applicable legal requirements, including but not limited to, all applicable building, fire and insurance codes and regulations and the Americans With Disabilities Act ("ADA") and upon completion of the Initial Improvements, the Premises will be in compliance with all applicable building, fire and insurance codes and regulations and the ADA.

          7.   ALTERATIONS.

          7.1. Following the completion of the Initial Improvements, as long as there is no Event of Default by Tenant under the terms of this Lease, Tenant may, upon prior notice to Landlord and submission of plans and specifications to Landlord, if applicable, make interior non-structural additions or improvements to or alterations to the Premises, having a cost not to exceed $10,000.00 either individually or in the aggregate with other alterations made within a twelve
(12) month period,
as long as the same do not affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing or other systems in the Building, or the outside appearance, roof or any structural element of the Building.

          7.2. Tenant shall not make any addition or improvement in or alteration of the Premises having a cost in excess of $10,000.00, either individually or in the aggregate with other altercations made within a twelve
(12) month period or affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other systems in the Premises or the outside appearance, roof or any structural element of the Building (any such work being hereinafter referred to as "MAJOR WORK"), unless Tenant submits to Landlord detailed plans and specifications therefore and Landlord approves such plans and specifications in writing, which approval may not be unreasonably withheld or delayed by Landlord, provided Landlord may withhold such approval in its sole discretion for Major Work impacting Building systems, the outside appearance, roof or any structural element of the Building.

          7.3. Tenant agrees to pay to Landlord or demand after completion of such Major Work, an oversight and plan review fee for any alterations, improvements or additions may pursuant to this Article 7 constituting Major Work equal to five percent (5%) of all costs incurred by Tenant in making such alterations, improvements or additions.

          7.4. (a) If Tenant performs any subsequent alterations pursuant to Sections 7.1 or 7.2, Tenant shall, prior to the commencement of construction or demolition, at its expense, obtain all building permits, approvals and certificates required by any Governmental Authority and upon completion, a certificate of occupancy and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant will cause Tenant's contractors and subcontractors to carry worker' compensation, general liability, property damage insurance and any other insurance reasonably requested by Landlord, naming Landlord, Landlord's property manager, and any holder of a Superior Mortgage (as hereinafter defined), in amounts and in form acceptable to Landlord. Tenant agrees to obtain and deliver to Landlord certificates of insurance evidencing the required coverage, written and unconditional waivers or mechanic's liens upon the Property, for all work, labor and services to be performed and all materials to be furnished in connection with such work, signed by all contractors, subcontractors, materialmen and laborers involved in such work. Notwithstanding the foregoing, if any mechanic's lien is filed against the Premises or the Property, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within 30 days after Tenants, notice of the filing of such lien, by filing the bond required by law, if necessary.

               (b) Tenant shall perform any additional improvement or alteration in a good and workmanlike manner and in compliance with all applicable legal requirements and in accordance with the standards, if any, of the National Board of Fire Underwriters or other organizations exercising similar functions.

               (c) All materials and workmanship shall be of good quality, and shall be of at least equal quality to the Initial Improvements.

               (d) In all events, Landlord shall be permitted to designate, in its own absolute discretion, the contractor(s) to be used by Tenant for heating, ventilation and air-conditioning ("HVAC"), plumbing, electrical or mechanical work, and Tenant hereby waives any rights, of any kind or nature whatsoever, it may now or hereafter have against Landlord as a result of any loss, cause or expenses (including attorney's fees), foreseen or unforeseen, incurred by Tenant by virtue of Tenant's required use of the contractor(s) so selected by Landlord.

               (e) Immediately following completion of any improvement, addition, or alteration, Tenant shall deliver to Landlord (i) "as-built" final plans and drawings reflecting all alterations, which plans and drawings shall be, subject only to normal construction tolerances, identical to the plans submitted to Landlord by Tenant, upon which Landlord granted its approval, and (ii) a certificate of Tenant's architect stating that the alterations, as completed, conform with the plans and all legal requirements.

               (f) The approval of Landlord of any of Tenant's drawings, plans and/or specifications shall not constitute an assumption of any liability on the part of Landlord for their accuracy or their conformity with applicable law, and Tenant shall be solely responsible therefor. Approval by Landlord of any Tenant's plans and specifications shall not constitute a waiver by Landlord of the right to thereafter require Tenant to amend same to provide for immaterial omissions therein later discovered by Landlord.

          7.5 Except as provided below, all improvements to the Premises, including, without limitation, the Initial Improvements, and all fixtures, paneling, partitions, railings and like installations (excluding movable partitions and Tenant's personal property, trade fixtures and equipment but including wall-to-wall carpeting, drapes and fixtures) installed in the Premises at any item, either by Tenant, or by Landlord or Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant no later than thirty (30) days prior to the Expiration Date or earlier termination of this Lease, elects to have the same removed by Tenant, in which event, the same shall be so removed from the Premises by Tenant on lease termination, at Tenant's expense, and Tenant shall immediately, at its sole expense, repair and restore the Premises to the condition existing immediately prior to the installation of the items removed, normal wear and tear and casualty excepted, and repair any damage to the Premises or the Property due to such removal. All property permitted or required by Landlord to be removed from the Premises after Tenant's surrender thereof shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. At the request of Tenant, prior to completion of such improvements or alterations, Landlord will promptly notify Tenant whether Tenant may or must remove or leave such improvements or alterations at the expiration of this Lease.

          7.6. Tenant agrees not to employ, either directly or indirectly, or permit the employment of, any contractors, subcontractors, materialmen, laborer, vendor, mover or any other party ("CONTRACTING PARTIES") employed for any services relating to or in connection with the Premises which, at Landlord's sole opinion, would create any difficulty, strike or jurisdictional dispute with other Contracting Parties engaged by Tenant, Landlord, other tenants in the Building or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. Tenant, upon demand by Landlord, shall cause all such Contracting Parties causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

          8.   REPAIRS AND MAINTENANCE.

          8.1. Landlord, at its expense, shall keep, maintain and repair in good condition the foundation, the structural columns and beams, the exterior and the roof of the Building, the HVAC, other systems and the Common Areas of the Building, except for (i) those repairs which arise out of the fault or negligence of Tenant, (ii) those repairs for which Tenant is responsible pursuant to Section 8.2 hereof or pursuant to any other provision of this Lease, or (iii) repairs to Tenant's personal property; provided, however, that Landlord shall have no obligation or liability to perform repairs in the Premises until receipt of written notice from Tenant specifying the repairs required.

          8.2. Tenant shall, throughout the Term, take good care of and maintain the Premises and the fixtures and appurtenances therein, and shall make all non-structural repairs and replacements, as and when needed to preserve the Premises in good working order and condition, in each case ordinary wear and tear and casualty excepted. All damage or injury to the Premises or to any other part of the Property, whether requiring structural or nonstructural repairs, caused by or resulting from any carelessness, act, omission, negligent or improper conduct of Tenant, Tenant's servants, employees, contractors, agents, invitees or licensees, or by this use or manner or use of the Premises by Tenant or nay such person, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord. Tenant shall also repair all damage to the Property and to the Premises caused by the moving of Tenant's fixtures, furniture, or equipment into out of the Premises or the installation thereof. All such repairs shall be of quality and class equal to the Initial Improvements. Notwithstanding anything herein to the contrary, Landlord shall, at Tenant's sole cost and expense, have the right to perform any repairs outside of the Premises, or to any of the systems in the Building which are Tenant's responsibility pursuant to this Section 8.2. In addition, if Tenant fails after ten (10) days' notice to proceed with due diligence to make any repairs required to be made by Tenant (except in an emergency, wherein Landlord may proceed immediately if Tenant does not immediately proceed to repair), such repairs may be made by the Landlord. Any repairs made by Landlord on behalf of Tenant hereunder shall be at the expense of Tenant and the costs and expenses thereof incurred by Landlord shall be collectible as Additional Rent on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor.

          9.   UTILITIES AND SERVICES.

          9.1. (a) As long as Tenant is not in default beyond any applicable grace period under any of the covenants of this Lease, Landlord shall provide:
(a) at least two automatic passenger elevator facilities with cars 24 hours a day, 365 days a year for routine and ordinary use; (b) HVAC to the Premises on business days (holidays excepted) from 8 a.m. to 6 p.m. (weekdays) and from 9 a.m. to 1 p.m. on Saturdays, in accordance with standards customarily provided in similar type buildings in Somerset County; (c) hot and cold running water for ordinary purposes at all times; (d) cleaning services in accordance with SCHEDULE H attached hereto, for the Common Areas of the Building, and the Premises, on business days (holidays excepted), provided that the same are kept in order by Tenant; (e) window washing on the inside and outside of the windows of the Premises no less frequently that three (3) times per year, and (f) freight elevator service during regular business hours for routine and ordinary use, subject to scheduling by Landlord. Special cleaning services in excess of those provided by Landlord, at Tenant's request, shall be at Tenant's sole cost and expenses and subject to Landlord's reasonable approval. For purposes hereof the term "holidays" shall mean President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and New Year's Day. The cost of the services described in this Section 9.1 shall be included in the Cost of Operation and Maintenance.

               (b) If Tenant shall require HVAC service at times other than those times during which the same is to be provided pursuant to Section 9.1(a), Landlord shall furnish the same upon advance notice from Tenant, given prior to 12:00 noon on Fridays when the service is required on Saturday or Sunday, by 12:00 noon immediately preceding the day which service is required on a holiday and by 3:00 p.m. any business day on which its service is required, and Tenant shall pay Landlord its then established charges therefore in demand, which as of the date of this Lease shall be $65.00 per hour. Landlord's hourly charge for overtime and HVAC is estimated on the direct kilowatt per hour usage and on a floor by floor basis.

               (c) Landlord shall provide, at its sole cost and expense, a card access system on the front exterior entrance of the Building for use by all tenants of the Building. Landlord shall, at its sole cost and expense, supply Tenant with 100 access cards. Tenant shall distribute such cards only to Tenant's employees and shall cause any employee to return such to Tenant at the time as such employee leaves its job with Tenant. Tenant shall pay Landlord for any access cards in excess of 100, in an amount then being charged for such cards by Landlord to the tenants in the Building. Landlord shall provide all information regarding the card access system to Tenant to enable Tenant to purchase a compatible card access system for the Premises. Any card access system installed by Tenant for the Premises shall be at Tenant's sole cost and expense and shall be performed in accordance with the provisions of Article 7 hereof.

          9.2. Landlord reserves the right to suspend services of the heating, elevators, plumbing, air conditioners, power systems or cleaning or other services, which necessary by reason of accident or for repairs, alterations, replacements or improvements necessary in the judgment of Landlord for as long as may be reasonably required by reason thereof, or by reason of strikes, accidents, laws, orders or regulations or any other reason beyond the reasonable control of Landlord, and in such case, Tenant shall not be entitled to any abatement of rent or any other offset whatsoever.
Landlord shall provide Tenant with advance notice of any proposed suspension of services and the duration of the suspension and will use commercially reasonable efforts to effect the repairs, alterations and replacements.

          10.  INSURANCE.

          10.1.     Tenant shall maintain, at its sole cost and expense:

               (a) commercial general liability insurance providing coverage for bodily injury, personal injury, property damage and contractual liability having a combined single limit of $5,000.00, or such higher limits as Landlord shall reasonably require, with carriers and in forms reasonably satisfactory to Landlord, provided, that such are customarily required to be carried by tenants operating similar facilities in similar type building in Somerset County or as may be reasonably required by a holder of a Superior Mortgage.

               (b) All-risk property insurance covering tenant's personal property, including, but not limited to, furniture, fixtures, equipment, machinery, goods, supplies kept of maintained in the Premises or any alteration, addition or improvements in the Premises, including, but not limited to, Landlord Work, the Special Work and the Date Center Work (but excluding the Landlord Base Work).

               (c) Worker's compensation insurance covering all employees in compliance with statutory requirements and employer's liability in a limit of $500,000 per injury by accidents or disease.

               (d) Business interruption insurance to protect Tenant against loss of earnings in the event of an interruption of Tenant's business through destruction of real or personal property at the Premises by a peril insurable under an all-risk property insurance policy. Such policy shall insure against loss of earnings from the perils of fire and lightening, extended coverage, vandalism, malicious mischief, water damage, flood and earthquake.

               (e) During the course of the construction of any improvement by Tenant, Tenant shall cause its general contractor to carry statutory worker's compensation insurance, commercial general liability insurance and automobile liability insurance. Except for worker's compensation, Landlord and Landlord's property manager shall be named additional insureds. A Certificate of Insurance evidencing such insurance shall be delivered to Landlord before such work begins.

               (f) Automobile liability insurance with a combined single limit of $1,000,000 covering all owned, non-owned and hired vehicles.

          10.2. If Tenant shall fail to maintain such insurance as is required by this Article 10, Landlord may obtain such insurance, and the amount of the premium or premiums paid by Landlord for such insurance shall be collectible as Additional Rent on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefore.

          10.3.     All insurance policies maintained by Tenant under this
Article 10 shall name Landlord, Landlord's property manager and any holder of a Superior Mortgage as an additional insured.

          10.4. Each party hereby waives any rights of action against the other for loss or damage covered by the property insurance required hereunder and each party covenants and agrees with the other that it will obtain a waiver from the carriers of such property insurance policies releasing such carrier's subrogation rights as against the Landlord and/or Tenant, as the case may be. Tenant shall provide Landlord with Certificates of Insurance which shall evidence that the insurance required hereunder is in full force and effect, that such insurance will not be terminated or cancelled without thirty (30) days' prior written notice to Landlord by the carrier of such insurance. The Certificates will be delivered prior to occupancy of the Premises and Tenant shall deliver new Certificates showing the renewal of the coverages at least ten (10) days prior to the expiration of the existing coverages.

          10.5. The policies of insurance referred to in this Article 10 shall be from a company rated in the A.M. Best Key Rating Guide with the policyholders service rating of not less than A and a financial rating of not less than XII or as reasonably required by a holder of a Superior Mortgage. Each insurance company providing an insurance as required herein shall be licensed to do business in the State of New Jersey.

          10.6. Tenant shall not do anything, or suffer or permit anything to be done in or about the Premises, or the Property which shall (a) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted on the Premises, (b) cause by increase in the insurance rates or coverage applicable to the Building or equipment or other property located therein, or (c) be prohibited by an license or other permit required or issued by Governmental Authority. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the National Board of Fire Underwriters or any similar body. In the event that any alteration of the Premises by Tenant, any act or omission of Tenant, or Tenant's occupancy of the Premises shall cause the rate of fire or insurance or coverage on the Building or the Premises to be increased, Tenant shall pay the amount of any such increase as Additional Rent on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor.

          11.  USE.

          11.1. Tenant shall use the Premises for general business, professional, executive, and administrative offices and such activities as are normally incidental thereto and for no other purposes.

          11.2. Tenant shall not use or occupy, suffer or permit the Premises or any part thereof to be sued in any manner, or anything to be done therein or suffer or permit anything to be brought into or kept therein, which would in any way tend to or: (a) cause substantial or objectionable noise, (b) violate any laws or requirements of a Governmental Authority, (c) make void or voidable any insurance policy then in force with respect to the Property, (d) make unobtainable from reputable insurance companies authorized to do business sin the State of New Jersey at standard rates any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by landlord under the terms of a Superior Mortgage (e) cause, or be likely to cause, physical damage to the Property, (f) constitute a public or private nuisance, (g) impair the appearance, character of reputation of the Building, (h) discharge objectionable fumes, vapors or odors into the Building's air conditioning system or into the Building's flues or vents or otherwise in such manner as may unreasonable offend other occupants, or (i) impair on interfere with any of the Building's services, including the furnishing of electrical energy, or the proper and economic cleaning, air conditioning or other services of the Building or the Premises, or impair or interfere with the use of any of the other areas of the Building, or unreasonable discomfort, annoyance or inconvenience to Landlord or any of the other tenants or occupants or the Building. The provision of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any other Section of this Article or any of the Rules and Regulations set forth in SCHEDULE I hereto.

          11.3. Tenant will not at any time use or occupy, or suffer or permit the use or occupancy of the Premises in violation of any certificate of occupancy issued for or insurance policies issued on the Building or any applicable laws, statutes, rules, ordinances, orders, regulations of any Governmental Authority (collectively, "LEGAL REQUIREMENTS"), including, without limitation, any recycling laws or other environmental or conservation laws. Tenant agrees that it shall promptly, at its sole cost and expense, make any capital improvements to the Premises (including, but not limited to installing sprinklers) which result from the Tenant's specific use of the Premises, as opposed to Tenant's use of the Premises for general office purposes.

          11.4. (a) Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. If Tenant wishes to place any safe, heavy machinery, heavy equipment, bulky matters or fixtures in the premises, it may do so at its own expense but Landlord reserves the right to prescribe their weight and position. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's expense , in such manner as shall be sufficient in Landlord's reasonable judgment to absorb vibration and noise and prevent unreasonable annoyance or inconvenience to any other tenant or occupant of the Building.

          11.5. Tenant shall not store, use or dispose of any "hazardous materials" or "hazardous substances" (as such terms are defined in Section 1014(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (42 U.S.C. Section 9601 et seq.) or N.J.A.C. 7:16-1.1 or in the Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1k-6 et seq.) in, on, under or about the Premises, provided, however, the foregoing prohibition shall not apply to standard office supplies, if and to the extent permitted by Environmental Laws, Tenant shall at Tenant's own expense, comply with ISRA and all other applicable federal, state, and local laws, promulgated with respect to hazardous substances and the regulations promulgated thereunder applicable to the Premises and Tenant's use thereof (the "ENVIRONMENTAL LAWS"). Tenant shall defend, indemnify and hold harmless Landlord from and against all claims, costs, and liabilities, including attorneys' fees, arising out of or in connection with Tenant's breach of its obligations under this Section 11.5. Tenant's obligations under this Section 11.5 shall survive the expiration or earlier termination of this Lease.

               (b) Tenant shall deliver prompt to Landlord a true and complete photocopy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and or information submitted to, or received from, any Governmental Authority in connection with any Environmental Law relating to or affecting Tenant or Tenant's employees with respect to Tenant's use of occupancy of the Premises and/or the Premises, which in each case shall be kept confidential by Landlord.

               (c) If Tenant's operations at the Premises now or hereafter are subject to the provisions of ISRA of any other Environmental Law, then Tenant agrees to comply, at its sole cost and expense, with all requirements of ISRA and any other applicable Environmental Law to the satisfaction of Landlord and the Governmental Authority having jurisdiction over such matters including, but not limited to, performing site investigations and performing any removal and remediation required in connection therewith), in connection with (i) the occurrence of the Expiration Date, (ii) any termination of this Lease prior to the Expiration Date, (iii) any closure, transfer or consolidation of Tenant's operations at the Premises, (iv) any change in the ownership of control of Tenant, (v) any permitted assignment of this Lease of permitted sublease of all or part of the Premises or (vi) any other action by Tenant which triggers ISRA or any other Environmental Law.

               (d) Tenant hereby agrees to defend indemnify and hold Landlord harmless from and against any and all claims, losses, liability, damages and expenses (including, without limitation, site investigation costs, removal and remediation costs and attorneys' fees and disbursements) arising out of or in connection with (i) Tenant's use and occupancy of the Premises, (ii) any spill or discharge of a hazardous substance or hazardous waste by Tenant or its employees, agents and contractors and/or (iii) Tenant's failure to comply with the provisions of this Article II.

               (e) Tenant's obligations under this Article II shall survive the expiration or earlier termination of this Lease.

          11.6. (a) Landlord represents and warrants to Tenant that (i) Landlord has received no notice of any lien, action or proceeding relating to hazardous materials, hazardous substances or violating of Environmental Laws with respect to the Property, (ii) no hazardous materials or hazardous substances are present in the Building or on the Property in violation of Environmental Laws, and (iii) the Property is in compliance with Environmental Laws.

               (b) Landlord hereby agrees to defend, indemnify and hold Tenant harmless from and against any and all claims, losses, liabilities, damages and expenses (including without limitation site investigation costs, removal and remediation costs and attorneys' fees and disbursements arising out of or in connection with (i) the environmental condition of the Property, the Building and the Premises on or before the Commencement Date to the extent not caused by Tenant, and/or (ii) a breach of Landlord's representations and warranties contained in Section 11.6(a) above.

               (c) Landlord's representations, warranties and obligations under this

Article II shall survive the expiration or earlier termination of this Lease.

          12.  ASSIGNMENT AND SUBLETTING.

          12.1. Subject to the terms of Section 12.11 hereof, neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, in each case without the consent of Landlord. Landlord agrees not to unreasonably withhold its consent to an assignment of this Lease of a sublet of the Premises provided:

               (a) Tenant shall furnish Landlord with (i) the name and business address of the proposed assignee of subtenant, (ii) a copy of the proposed assignment of subletting agreement which includes the rental amounts to be paid by the subtenant, and (iii) information with respect to the nature, character or the business and financial condition of the proposed assignee of subtenant as Landlord may reasonably request.

               (b) The proposed assignee or subtenant agrees to only use the Premises for purposes expressly permitted by this Lease.

               (c) No subletting shall be for a term (including renewals, if any) ending later than one day prior to the expiration date of this Lease.

               (d) No default by Tenant of its obligations hereunder shall have occurred and be continuing either at the time that Landlord's consent to any assignment or subletting is required or as of the date of the commencement of the term of any such assignment or subletting.

               (e) Landlord shall have no available space comparable in site with the space proposed to be sublet.

               (f) The proposed subtenant or assignee shall not then be a tenant. Subtenant or assignee of any space in the Building.

               (g) In no event shall the proposed subtenant be a person or entity with whom Landlord is then actively negotiating to lease space in the Building.

               (h) The Premises or any part thereof shall not, without Landlord's prior consent, be publicly advertised for subletting or assignment at a rental rate less than the rental rate being sought by Landlord for comparable space in the Building.

          12.2. Landlord and Tenant agree that it will not be unreasonable for Landlord to withhold its consent to any assignment of subletting it Landlord reasonably believes that the assignment or subletting will increase Landlord's financial risk or responsibility or jeopardize the enforceability of the Lease of restrict its ability to lease other space in the Building.

          12.3. Except for an assignment or sublease to an Affiliated Company (as defined in Section 12.11 hereof), Landlord shall have the right to be exercised by written notice given to Tenant within thirty (30) days after the receipt of the information described in Section 12.1(a), to recapture the entire Premises, in the case of an assignment, or the portion of Premises proposed to by sublet by Tenant. The exercise by Landlord of its recapture rights shall terminate this Lease with respect to the recaptured space as of the date Tenant proposes to assign this Lease of sublet attempts to assign this Lease of sublet the entire Premises and the Landlord exercises its recapture rights with respect thereto, the Term shall end on the date Tenant proposes to assign this Lease or sublet the Premises as provided int is notice as if that date were the Expiration Date, provided in its notice as if that date were the Expiration Date, provided that Tenant shall have fifteen (15) days after receipt of Landlord's notice to recapture or terminate and rescind its request for Landlord's approval to assign this Lease of sublease the Premises. If this Lease be so terminated with respect to less than the entire Premises, the Fixed Rent, Additional Rent and Tenant's Proportionate Share shall be proportionally adjusted on the basis of the number of rentable square feet retained by Tenant.

          12.4. Except for an assignment or sublet to an Affiliated Company, Tenant agrees to pay Landlord, in consideration for Landlord's consent to the assignment or subletting, fifty percent (50%) of any Net Profits (as hereinafter defined) received by Tenant from its assignee or subtenant with respect thereto. For purposes hereof, the term "Net Profits" shall mean, in the case of a sublease, the amount by which the aggregate of all rents, additional charges or consideration payable under a sublease to Tenant by the subtenant (including sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property to the extent such sums exceed the fair market value or fair market rental value of such items, as the case may be) exceed the sum of
(i) brokerage commissions due and owing to a real estate brokerage firm in connection with the sublease, together with rent concessions, legal and advertising expenses and construction allowances and all other costs incurred by Tenant in securing and entering into the sublease; and in the case of an assignment, the amount by which all sums and considerations paid to Tenant by an assignee of this Lease for or by reason of such assignment (including sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property to the extent such sums exceed the fair market value or fair market rental value of such items, as the case may be) exceed the sum of brokerage commissions due and owing to a real estate brokerage firm, in connection with the assignment, together with rent concessions, legal and advertising expenses and construction allowances and all other costs incurred by Tenant in securing and entering into the assignment, plus the Fixed Rent and all other amounts payable by Tenant, including Additional Rent, payable by Tenant hereunder for the remainder of the Term.

          12.5. Tenant agrees to pay to Landlord an amount that will reimburse Landlord for legal fees actually and reasonably incurred by it to engage outside counsel to assist it in reviewing and approving any proposed assignment to subletting.

          12.6. No assignment, subletting or occupancy shall be deemed a waiver of the provisions in this Article 12 or a release of Tenant from the full performance by Tenant of all of the terms, conditions and covenants of this Lease. Each assignee of subtenant shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Rent and Additional Rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenants's part to be performed for the Term.

          12.7. If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate the assignment or sublease to which Landlord consented with ninety (90) days after the giving of such consent, Tenant shall be required again to comply with all of the provisions and conditions of this Article 12 before assigning this Lease or subletting the Premises.

          12.8. Tenant agrees that under no circumstances shall Landlord be liable in damages or subject to liability by reason of Landlord's failure or refusal in accordance with the terms of this Article 12 to grant its consent to any proposed assignment of this Lease of subletting of the Premises. The rights to monetary damages are specifically and irrevocably waived by Tenant. Tenant's only remedy for Landlord failure or refusal to grant its consent to an assignment of sublease shall be an action for specific performance, injunction or declaratory judgment and the costs for seeking such remedy. Landlord acknowledges that Tenant may commence such action by way of an expedited proceeding (e.g., Order to Show Cause) before the Superior Court of New Jersey, Somerset County, and Landlord shall take all reasonable actions (including acceptance of a Verified Complaint and an Order to Show Cause) requested by Tenant to ensure that such dispute is heard before the Superior Court in such an expedited proceeding. Landlord and Tenant further agree that a determination of such court shall be final and non-appealable.

          12.9. If Landlord withholds its consent of any proposed assignment or sublease, Tenant shall defend, indemnify, and hold Landlord harmless from and reimburse Landlord for all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys' fees and disbursements) arising out of any claims that may be made against Landlord by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment of sublease.

          12.10. Tenant shall deliver promptly to Landlord an executed copy of each assignment or subletting agreement as may be authorized by this Article within ten (10) days of the execution of any such agreement. Such agreements shall be in form and substance satisfactory to Landlord. Any sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is subordinate, and that in the event of at termination of this Lease, such subtenant shall, at Landlord's option, attorn to Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that Landlord shall not be (a) liable for any previous act of omission of Tenant as sublessor under such sublease, (b) subject to any or (c) bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous payment of rent more than one (1) month in advance.

          12.11. Tenant shall have the right upon at least thirty (30) days' prior written notice, but without having to obtain Landlord's consent, to assign this Lease, to sublet all or any portion of the Premises or to sell or otherwise transfer all or a majority of the stock in Tenant to the following parties (individually an "AFFILIATED COMPANY"):
(i) any corporation that is controlling, controlled by or under common control with Tenant, (ii) in connection with a merger or consolidation involving Tenant, to a surviving entity whose credit worthiness is substantially similar to Tenant's credit worthiness as of the date of the merger or consolidation, or (iii) to a corporation that acquires all or a majority of Tenant's stock or assets, whose credit worthiness is substantially similar to Tenant's credit worthiness as of the date of the acquisition. For purposes of this Section 12.11, the terms "control", with respect to any corporation, means the ownership of at least 50% of the voting securities, by ownership interest contract or otherwise. For purposes of this Lease, the term "SUCCESSOR CORPORATION" shall mean any corporation described in clauses (ii) and (iii) of the first sentence of this Section 12.11.

          12.12. Each of the following events shall be deemed to constitute an assignment of this Lease and each shall require the prior written consent of Landlord.

               (a) any assignment or transfer of this Lease by operation of law, except for an assignment of sublease to an Affiliated Company; or

               (b) any hypothecation, pledge, or collateral assignment of this Lease; or

               (c) any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceedings; or

               (d) except as otherwise provided in Section 12.11 hereof, other than as a result of death, any assignment, transfer, disposition, sale of acquisition or a controlling interest in Tenant to or by any person, entity, or group or related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or

               (e) other than as a result of death, any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in Tenant where such person, entity or group did not so hold a controlling interest on the Commencement Date. for purposes of the immediately foregoing, a "CONTROLLING INTEREST" of Tenant shall mean 50% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, or otherwise) of Tenant or the ability of a person to control the management or policies of Tenant.

          13.  DEFAULT.

          13.1. Each of the following events shall constitute an "EVENT OF DEFAULT" under this Lease:

               (a) the feature of Tenant to pay an installment of Fixed Rent of Additional

Rent, or other sum of money whatsoever which Tenant shall be obligated to pay under the provision of this Lease, within five (5) days after receipt of written notice thereof, provided, however, Landlord shall not be obligated to give Tenant notice of such non-payment if Tenant fails to pay an installment of Fixed Rent, Additional Rent or other sum of money with such five (5) day period more than twice during the Term;

               (b) the failure of Tenant to use, or suffer or permit the use of the Premises or any part thereof for any purpose other than as expressly specified in Article 11 hereof;

               (c) the failure of Tenant to comply with any of the provisions of Section 11.5 hereof;

               (d) the failure of Tenant to maintain the insurance required pursuant to the terms hereof, or Tenant's failure to deliver to Landlord the insurance certificates required herein within ten (10) days after receipt of notice of such default;

               (e) the failure of Tenant to deliver the estoppel certificate to Landlord within the time period provided in Section 26 hereof;

               (f) the failure of Tenant to deliver to Landlord the subordination agreement required by Section 17 hereof within Premises may be taken or occupied by someone other than Tenant;

               (g) the levy of any execution of attachment against Tenant or any of Tenant's property pursuant to which the Premises may be taken or occupied by someone other than Tenant;

               (h) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or
any future federal bankruptcy act or any other recent of future   applicable
federal, state or other statute or law, or shall make any assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property and, provided further, that within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding shall not have been dismissed or stayed, or if, within thirty (30) days after the appointment of any trustee, receiver of liquidator or Tenant, or of all or any part of Tenant's property without the consent of acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied;

               (i) if any event shall occur whereby this Lease of the estate hereby granted or the unexpired balance of the Term, would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant except as is expressly permitted under Article 12;

               (j) if the Premises shall become vacant, deserted or abandoned for a period of sixty (60) consecutive days;

               (k) if Tenant shall assign this Lease of Sublet the Premises in violation of the terms and provisions of Article 12 hereof; or

               (l) the failure of Tenant to perform or observe any of the other terms, covenants, conditions or agreements of this Lease, if such failure continues for thirty (30) days after delivery by Landlord of written notice to Tenant of such failure (provided, that in the case for any such default which cannot be cured by the payment of money and cannot with diligence be cured within said 30-day period, if Tenant shall commence promptly to cure the same and thereafter prosecutes the curing thereof with diligence and provides Landlord with written evidence thereof, the term within which such default may be cured shall be extended for sixty (60) days.

          13.2. In the event Tenant become a debtor in a case pending under the Bankruptcy Code (11 U.S.C. Section 101 et. seq.), Landlord's right to terminate this Lease shall be subject to this case may be, to assume or assign this Lease. To the extent permitted or allowed by law, the trustee or debtor shall not have the right to assume or assign this Lease, until the trustee or debtor (i) promptly cures all defaults under the lease, (ii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides "ADEQUATE ASSURANCE OF FUTURE PERFORMANCE" , which shall mean, in addition to any other requirements of 11 U.S.C. Section 365(b) (3), that all of the following have been satisfied: (a) in addition to rent payable under the Lease, the trustee or debtor shall establish with Landlord a security deposit equal to three months of Fixed Rent; (b) maintain said security deposit in said amount whenever it is drawn upon by Landlord;
(c) trustee or debtor must agree that Tenant's business hall be conducted in a first class manner; and (d) the use of the Premises shall not change, if all the foregoing are not satisfied, Tenant shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease.

          14.  REMEDIES OF LANDLORD.

          14.1. If any time during the term of this Lease, one or more Events of Default shall have occurred and shall not have been remedied, then, and in any such case, Landlord at Landlord's option may elect to:

               (a) terminate this Lease at any time by giving notice of termination to Tenant, and the Term shall expire by limitation upon the date prescribed in such notice as fully and completely as if said date ere the date herein originally fixed for the expiration of the Term, and Tenant shall thereupon quit and peacefully surrender the Premises to Landlord without payment therefor by Landlord; or

               (b) re-enter the Premises, and remove all persons and property therefrom,



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



either by summary proceedings, any other proceeding at law or by any other suitable action.

          14.2 In the event of the termination of this Lease, or of reentry by summary proceedings, ejectment of by any suitable action or proceeding at law, or by agreement, or by force or otherwise, by reason of default hereunder on the part of Tenant or Tenant's abandonment of the Premises, Tenant shall pay Landlord as damages, at the election of Landlord, either:

               (a) sums equal to the Fixed Rent and the Additional Rent payable hereunder which should have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Premises, payable monthly, in advance, but otherwise upon the terms therefor specified herein following such termination or such reentry and until the conclusion of the Term, provided, however, that if Landlord shall re-let the Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such terminating the Lease or in reentering the Premises, including reasonable attorneys' fees, and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises or any portion or portions thereof for new tenants, moving allowance, brokers' commissions, advertising expenses, and all other expenses properly chargeable against the Premises and the rental therefrom; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment shall be made of the rent received from such reletting, and Landlord shall have the right to grant reasonable rent concessions to attract one or more new tenants and to permit the term of any new lease covering part or all of the Premises to be for a shorter or longer period than provided for herein; or

               (b) on demand, a liquidation sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the aggregate of the Fixed Rent and the Additional Rent payable hereunder which would have been payable by Tenant (conclusively presuming the Additional Rent to be the same as was payable for the year immediately proceeding such termination) for the period commencing with such earlier termination of this Lease or the date of such reentry, as the case may be, and ending with the conclusion of the Term, had this Lease not so terminated or had Landlord not so reentered the Premised discounted at a rate equal to the interest rate announced publicly by Citibank, N.A. as its Base Rate from its New York City office.

          14.3. If the Premises or any part thereof be re-let by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the rental value, for purposes of Section 14.2(b), for the Premises, or part thereof, so re-let during the term of the re-letting. Landlord shall in no event and in no way be responsible or liable for any failure to relet the Premises or any part thereof or for failure to collect any rent due upon any such re-letting.

          14.4. In the event Landlord elects to collect damages from Tenant under Section 14.2(a), at any time subsequent to such election and upon ten (10) days prior written notice to Tenant, Landlord may elect to collect a lump sum under Section 14.2(b), crediting Tenant with amounts theretofore received by Landlord as damages.

          14.5. The foregoing Sections of this Article shall also apply if the default by Tenant has occurred prior to the Commencement Date and/or prior to Tenant taking possession of the Premises.

          14.6. Landlord, in putting the Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and decorations in the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations, repairs, replacements, and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

          14.7. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

          14.8. Notwithstanding anything to the contrary contained in this Lease, Tenant hereby expressly waives all rights Tenant may have under J.J.S.A. 3A:18-60 or other similar statute permitting transfer to the Superior Court of any action for the removal of a lessee.

          15.  DESTRUCTION, FIRE OR OTHER CASUALTY.

          15.1 If the Building, the Premises or any improvement therein, excepting all items which Tenant is obligated to insure pursuant to Section 10.1, now or hereafter erected in or upon the Building shall be damaged or destroyed, by fire, storm, earthquake or other casualty, then, Tenant shall give prompt notice thereof to Landlord and Landlord shall, at Landlord's cost and expense, proceed with reasonable diligence to conduct any necessary demolition and to repair and restore the Building, the Premises or the Base Landlord Work subject to the provisions of Section 15.2

          15.2 Landlord shall have no obligation to repair or replace the Landlord Work, the Special Work, the Data Center Work or any of Tenant's furniture, equipment or supplies destroyed by fire, storm, earthquake, water or other casualty.

          15.3 If (a) the Building or the Premises is damaged or destroyed to the extent that Landlord determines that the Building or the Premises or access to the Premises cannot, with reasonable diligence, be fully repaired or restored by Landlord within two hundred seventy (270) days after the date of the damage or destruction, notwithstanding the fact that the Premises may have not been damaged or destroyed, (b) the Building is damaged and the total cost of restoration shall amount to fifty percent (50%) or more of the full insurable value of the Building,

(c) the proceeds of Landlord's insurance recovered or recoverable as a result of the damage plus deductibles shall be insufficient to pay fully for the cost of replacement of the Building (or that would have been recovered ro recoverable had Landlord obtained customary insurance (instead of self-insuring) for similar buildings located in a similar area), or (d) twenty percent (20%) or more of the Premises shall be damaged within the last three (3) years of the Term, then, in any such event, Landlord may terminate this Lease by delivering notice thereof to Tenant. Landlord's reasonable determination with respect to the extent of damage or destruction shall be binding upon Tenant, Landlord shall notify Tenant of Landlord's determination (containing an estimate of the damage, the time for repairing the damage, the adequacy of insurance coverage and whether Landlord elects to terminate), in writing, as soon as reasonably possible, but in any event prior to the date which is sixty (60) days after the date of the damage or destruction. Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord (within 20 days after receipt of Landlord's determination or notice to Tenant) if either of the events described in clauses (a) or (d) shall occur. If either party elects to terminate this Lease under this
Article 15, the effective date of the termination shall be the date of such casualty. Furthermore, it neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 270-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are completed, by notice to Landlord (the "DAMAGE TERMINATION NOTICE"), effective as of the date set forth in the Damage Termination Notice (the "DAMAGE TERMINATION DATE"), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force and effect, but if such repairs shall not be substantially completed within such thirty (30) day period, then the this Lease shall terminate upon the expiration of such thirty (30) day period.

          15.4. If the Premises are partially or totally destroyed or damaged and Tenant is unable to occupy and use all or any portion of the Premises as a result thereof, the Fixed Rent and Additional Rent shall be abated in proportion to the degree to which Tenant's reasonable use and occupancy of the Premises is so interrupted until the Premises are once again usable. Except for abatement, if any, of Fixed Rent and Additional Rent, Tenant shall have no claim against Landlord for any damages suffered by reason of any such damage, destruction, repair or restoration.

          16.  CONDEMNATION.

          16.1. In the event that the whole of the Premises shall be taken by condemnation or in any other manner for any public or quasi public use or purpose (other than for temporary use or occupancy) (a "TAKING") or if the Property or Building or any part thereof, is subject to a Taking such that the Building or the Premises is unfit for its current use or a substantial portion of the Premises is untenantable or inaccessible, then the Term shall cease and terminate as of the date when possession is taken by the condemning authority and all Fixed Rent and Additional Rent shall be paid up to that date.

          16.2. In the event of a Taking of thirty (30%) percent or more of the Premises, then, if Tenant shall determine in good faith and certify to Landlord that because of such Taking, continuance of its business at the Premises would be uneconomical, Tenant may elect to terminate this Lease at any time either prior to or within a period of sixty (60) days after the date when possession of such premises shall be required by the condemning authority. In the event that Tenant shall fail to exercise any such option to terminate this Lease, or in the event of a taking of the Premises under circumstances under which Tenant will have no such option, then, and in either of such events, Landlord shall restore the Premises so that it is a completed unit as soon as reasonably practicable, but in no case later than ninety (90) days after the Taking, subject to any Unavoidable Delays, and the Fixed Rent and Additional Rent thereafter payable during the Term shall be equitably prorated based upon the rentable square foot area of the Premises actually taken.

          16.3. In the event of any Taking of all or any part of the Premises, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained herein shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any moving expenses and for the value of any Tenant's property which would be removable at the end of the Term pursuant to the provisions of this Lease.

          17.  SUBORDINATION.

          17.1. (a) This Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect all or any portion of the Premises or Landlord's interest therein and to all ground leases which may now or at any time hereafter affect all or any portion of the Premises (any such mortgage or ground lease being herein called a "SUPERIOR MORTGAGE") and each and every advance made or hereafter to be made under a Superior Mortgage and to all renewals, modifications, replacements, substitutions and extensions of a Superior Mortgage; provided, that, Landlord obtains what is commonly known as a "nondisturbance" agreement in form and substance reasonably satisfactory to Tenant and the holder of the Superior Mortgage.

          (b) The foregoing provisions for the subordination of this Lease and the term and estate hereby granted to the holder of a Superior Mortgage shall be self-operative and no further instrument shall be required to effect any such subordination; provided, however, at any time and from time to time, upon not less than ten (10) days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same.

          17.2. If all or any portion of Landlord's estate in the Premises shall be sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any corporation and each person, firm or corporation thereafter succeeding to its interest in the Premises shall (a) not be liable for any act or omission or Landlord under this Lease occurring prior to such sale or conveyance, (b) not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance unless expressly provided in the estoppel certificate delivered in connection with such transfer, if any, (c) not be bound by any payment prior to such sale or conveyance of Fixed Rent, Additional Rent or other payments for more than one month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder), and (d) be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this lease only during the period such person, firm or corporation shall hold such interest.

          17.3. In the event of an act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until it has given written notice of such act or omission, or, in the case of the Premises or any part thereof becoming untenantable as the result of damage from fire or other casualty, written notice of the occurrence of such damage, to the holder of any Superior Mortgage whose name and address shall previously have been furnished to Tenant in writing, and, unless such act, omission or damage shall have elapsed following such giving of such notice, provided any such holder, with reasonable diligence, shall, following the giving of such notice, have commenced and continued to remedy such act, omission or damage or to cause the same to be remedied.

          17.4. If, in connection with obtaining financing for the Premises or refinancing any Superior Mortgage, the prospective lender requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then Tenant hereby covenants and agrees not to unreasonably withhold, delay or condition its consent to such modifications, provided such modifications do not increase the Fixed Rent or Additional Rent, do not reduce the length of the Term, do not materially and adversely affect the leasehold interest created by this Lease and do not materially and adversely affect the manner in which Tenant's operations are conducted at the Premises or Tenant's rights or obligations under this Lease.

          18.  INDEMNIFICATION AND HOLD HARMLESS.

          18.1. Tenant on behalf of itself and any party holding by, through or under Tenant, agrees to indemnify and hold harmless Landlord, its agents, contractors, employees, and the holder of any Superior Mortgage in the following manner:

               (a) against any default under this Lease by Tenant or any party holding by, through or under Tenant for any damages, costs, claims or liabilities, including reasonable attorneys' fees, sustained by Landlord or any party holding by, through or under Landlord to the extent incurred as a result of such default;

               (b) against any and all claims, damages, losses and liabilities, including reasonable attorneys' fees, whatsoever their nature, cause or origin to the extent attributable in any manner to the omission, fault, willful act, negligence or other misconduct of Tenant, its agents, contractors, employees, licensees or invitees arising out of the use and occupancy of the Premises by Tenant, its agents, contractors, employees, licensees or invitees; and

               (c) against any and all damages or injury to the Premises or the Building, to the extent caused by Tenant, its agents, contractors, employees, licensees, or invitees unless same is attributable to the omission, fault, willful act, negligence or other misconduct of Landlord, its agents, contractors, employees, licensees or invitees.

          19.  LANDLORD'S LIABILITY.

          19.1. Landlord shall not be liable to Tenant for any compensation or reduction of Fixed Rent or Additional Rent or for damages arising from an interruption of Tenant's business by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Property, provided, however, if Landlord fails to provide Tenant with reasonable prior notice of such entry or repair (except in the case of an emergency when on notice is required), Landlord shall be liable for any property damage suffered by Tenant resulting from Landlord's acts in connection with such repairs. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part by reason of an Unavoidable Delay, as defined in Section 38.2, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

          19.2. Landlord or its agents shall not be liable for any loss of or damage to any property of Tenant by theft, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature unless such loss or damage is caused by the gross negligence, fraud or willful misconduct of Landlord; nor shall Landlord or its agents be liable for any such damage caused by other tenants of the Building or persons, in, upon or about the Premises or caused by operations in construction of any private, public or quasi-public work.

          19.3. In any action brought to enforce the obligations of Landlord under this Lease, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord's interest in the Property and no such judgment shall be the basis of execution on, or be a lien on, assets of Landlord other than its interest in the Property.

          20.  CUMULATIVE REMEDIES.

         21.1. If Tenant shall fail to perform any term, covenant or agreement contained herein to be performed by Tenant, Landlord may elect to make advances to perform the same or to cause the same to be performed, in which event Tenant, shall pay to Landlord all such sums advanced by Landlord, as Additional Rent, on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor. All such sums advanced by Landlord, shall accrue interest commencing on the date of Landlord's advance at the higher of 12% per annum, or the then prime rate of Citibank, N.A. in New York City, but in no event higher than the highest rate of interest permitted by law computed from the date of each advance to the date such sums are paid to Landlord. Anything to the contrary herein notwithstanding any such advances made by Landlord shall not be or be deemed a waiver of any default on the part of Tenant in the observance of the terms, covenants and agreements under this Lease or of any rights or remedies of Landlord upon any such default.

          22.  NO WAIVER BY LANDLORD.

          22.1. The failure of Landlord to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. Unless otherwise expressly provided herein, this Lease cannot be changed or terminated except in writing.

          23.  LANDLORD'S RIGHT TO EXHIBIT THE PREMISES.

          23.1. During the last twelve (12) months of the term of this Lease (if Tenant has not elected to renew the Lease), Landlord or its agents or designees may have admission to the Premises at all reasonable hours and upon advance notice for the purpose of exhibiting the same to prospective lessees of all or any part of the Building.

          24.  NO ACCEPTANCE OF SURRENDER.

          24.1. No act or thing done by Landlord or Landlord's agents or employees during the Term of this Lease shall be deemed to accept a surrender of the Premises by Tenant and a termination of this Lease, or shall be valid, unless in writing, signed by Landlord.

          25.  QUIET ENJOYMENT.

          25.1. If and so long as Tenant pays the Fixed Rent, Additional Rent and all other sums agreed to be paid by the Tenant under this Lease and promptly and faithfully performs and observes the terms, covenants and agreements in this Lease provided to be performed and observed by Tenant, Tenant quietly shall have and enjoy the Premises from hinderance by Landlord or anyone claiming through Landlord.

          26.  ESTOPPEL CERTIFICATES.

          26.1. Within ten (10) days after receipt of request therefor, Tenant will certify to the Landlord and to any party named by Landlord, (a) that as of the date of such certification, whether or not this Lease is in full force and effect; (b) that, to Tenant's best knowledge, neither party to this Lease is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease, and, if in default, specifying each such default and whether or not to the best knowledge of the person making such certification, any event has occurred which with the passage of time, the giving of notice, or both would constitute a default hereunder; (c) the last day to which the Fixed Rent and Additional Rent payable under this Lease have been paid; (d) that Tenant neither has nor claims to have any right of set-off or deduction against the payment of Fixed Rent or Additional Rent, or if a right of set-off or deduction is alleged, specifying the nature and extent thereof; and (e) any other information reasonably represented by Landlord.

          27.  PARKING.

          27.1. Tenant's occupancy of the Premises shall include, at no additional cost to tenant, the use of One Hundred Forty (140) unassigned parking spaces and six (6) reserved parking spaces. Without limitation to the foregoing, upon each Inclusion Date, First Refusal Inclusion Date and First Offer Inclusion Date (as those terms are defined below), as the case may be, Tenant shall be entitled to additional unassigned parking spaces at a rate of four (4) spaces per 1,000 rentable square feet so leased.

          28.  NOTICE.

          28.1. Any and all notices, consents, approvals, requests and other communications (collectively, "NOTICES") required to be given or served by the terms and provisions of this Lease, either by Landlord to Tenant, or by Tenant to Landlord, shall be in writing and signed by the party giving the notice, or by a duly authorized officer or representative of a corporate party, and shall be deemed to have been delivered by Landlord upon receipt if sent by certified mail, return receipt requested, proper postage prepaid or by reputable overnight courier and addressed to the party to be notified. Notice on behalf of either party shall be addressed to that party at the address set forth below, or to such other address as that party hereafter shall furnish in writing to the other party:

          To Landlord:

               The Mutual Life Insurance Company of New York
               c/o MONY Real Estate Investment Management
               One Atlantic Street
               Stamford, Connecticut 06901
               Attention: Asset Management Vice President


          with a copy to:

               The Mutual Life Insurance Company of New York
               1740 Broadway
               New York, NY 10019
               Attention: Senior Legal Counsel

          To Tenant:

               U.S. Servis, Inc.
               220 Davidson Avenue
               Somerset, New Jersey 08873
               Attention: Chief Financial Officer

          29.  BIND AND INURE.

          29.1. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of
Article 12 shall operate to vest any rights in any successor or assignee of Tenant.

          29.2. The obligations of Landlord under this Lease shall no longer be binding upon Landlord named herein after the sale, assignment or transfer by Landlord named herein (or upon any subsequent landlord after the sale, assignment or transfer by such subsequent landlord) of its interest in the Property as owner or lessor, and in the event of such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A lease of Landlord's entire interest in the Property shall be deemed a transfer for the purposes of this Section.

          29.3. Nothing contained in this Lease shall be deemed to confer upon any tenant, or anyone claiming under or through any tenant, any right to insist upon, or to enforce against Landlord or Tenant, the performance or observance by Tenant of its obligations hereunder or under the Rules and Regulations.

          30.  WAIVER OF TRIAL BY JURY.

          30.1. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises, and any statutory remedy.

          30.2. In the event Landlord commences any summary proceeding or other action for breach of this Lease, Tenant covenants and agrees that it will not interpose any counterclaim of whatsoever nature or description in any such proceeding, unless Tenant would be precluded from bringing such claim in a separate action.

          31.  BROKERAGE FEES.

          31.1. Tenant represents that there were no brokers instrumental in consummating this lease except Cushman & Wakefield of NJ, Inc. and Edward S. Gordon Company of New Jersey,

Inc. Tenant agrees to hold Landlord harmless from and against any and all claims or demands for brokerage commissions arising out of or in connection with the execution of this Lease based on conversations or negotiations with Tenant on the part of any broker other than the above-named brokers, whose fees shall be paid by Landlord in accordance with a separate agreement.

          32.  EXECUTION.

          32.1. This Lease may be executed in counterparts, each of which, when taken together, shall constitute one and the same agreement.

          33.  RECORDATION OF LEASE.

          33.1. In no event shall Tenant have the right to record this Lease and any such recording shall constitute an Event of Default.

          34.  SURRENDER.

          34.1. On the last day of the Term, or upon any earlier termination of this Lease, or upon any rightful re-entry by Landlord upon the Premises, Tenant shall, at its own expense, quit and surrender the Premises to Landlord broom clean, in good order, condition and repair, except for ordinary wear, tear and damage by fire or other insured casualty, together with all improvements which have bene made upon the Premises (except as otherwise provided for in this Lease, including, but not limited to, in Articles 6 and 7 hereof). Tenant shall remove from the Premises and the Building all of Tenant's property, including, without limitations all furniture, trade fixtures and equipment and all personal property and personal effect of all persons claiming through or under Tenant, except as previously agreed by Landlord and Tenant, shall pay the cost of repairing all damage to the Premises and the Building occasioned by such removal and shall deliver all keys and pass cards to Landlord.

          34.2. If the Premises are not surrendered at the expiration of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on such delay. If the Premises shall not be surrendered upon the termination of this Lease, Tenant shall be deemed to be occupying the Premises as a Tenant from month-to-month, subject to all the terms and provisions of this Lease insofar as the same are applicable to a month-to-month tenancy, at a monthly rental equal to twice the sum of: (i) the monthly installments of Fixed Rent; (ii) the Monthly Tax Payment for the last month of the Term; and (iii) Tenant's Projected Share for the last month of the Term.

          34.3. Tenant's obligations under this Article shall survive the Expiration Date or sooner termination of this Lease.



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

          35.  ACCESS; CHANGE IN FACILITIES.

          35.1. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment of the Building, as well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators, stairs, toilets and other public parts of the Building, as it may reasonably deem necessary or desirable, provided any such change does not deprive Tenant of access to the Premises, interfere with the use of the Premises, nor reduce the area of the Premises in excess of five percent (5%) in the aggregate (provided an appropriate adjustment in Fixed Rent and Tenant's Proportionate Share due to such reduction in the area of the Premises is made).

          35.2. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed (and the result is such that) at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Premises, or damage the appearance thereof.

          35.3. Landlord or Landlord's agents shall have the right upon reasonable prior notice to Tenant at all reasonable hours (except) in the case of an emergency, in which case no notice is required to be given by Landlord) to enter the Premises for any of the purposes specified in this Article and (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right or remedy reserved to Landlord in this Lease; (b) in the last four months of the Lease (if Tenant has not elected to renew the Lease), and at reasonable times, to exhibit the Premises to others; (c) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including the maintenance of all air-conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems as Landlord may reasonably deem necessary or desirable; (d) to take all materials into and upon the Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and (e) to alter, renovate and decorate the Premises at any time during the Term if Tenant shall have removed all or substantially all of Tenant's Property from the Premises and stopped paying Fixed Rent; provided, however, Landlord shall perform the work or exercise its rights described in clauses (a) through (d) in the manner so as not to unreasonably interfere with Tenant's business.

          35.4. The exercise of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution or rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents.

          36.  INTEGRATION OF AGREEMENT.

          36.1. This lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. If any term or provision of this Lease shall be



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


invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby. If the application of any term or provision of this Lease to any person or circumstance shall to any extent be invalid or unenforceable such term or provision shall remain applicable as to those persons or circumstances to which it shall be valid and enforceable to the fullest extent permitted by law.

          37. SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall deposit with Landlord the sum of $600,000.00, the same to be held by Landlord, separate from other funds of Landlord, in a federally insured interest bearing account, as security for the full and faithful performance by Tenant of the terms and conditions by it to be observed and performed hereunder. Provided that Tenant is not in default of any of its obligations under the Lease, within thirty (30) days after the end of a calendar year included within the Term, Landlord shall deliver to Tenant any accrued interest earned on the security deposit within the prior calendar year. If any Fixed Rent, Additional Rent or other sum payable by Tenant to Landlord becomes overdue and remains unpaid, or should Landlord make any payments on behalf of Tenant, or should Tenant fail to perform any of the terms and conditions of this Lease on its part to be performed, then Landlord, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, shall appropriate and apply said deposit, or so much thereof as may be required to compensate or reimburse Landlord, as the case may be, toward the payment of Fixed Rent, Additional Rent or other such sum payable hereunder, or loss or damage sustained by Landlord due to the breach or failure to perform on the part of Tenant, and within ten (10) business days after demand, Tenant shall restore such security to the original sum deposited. Tenant shall not assign or encumber, or attempt to assign or encumber, the security deposit, and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          37.2. Conditioned upon the full compliance by Tenant of all of the terms of this Lease, and the prompt payment of all sums due hereunder, without default, Landlord agrees to return 14% of the security deposit to Tenant by January 31, of each calendar year included within the Term beginning on January 31, 1998.

          37.3. In the event of any transfer of title to the Building, Landlord shall transfer the security deposit to said transferee and/or assignee, and, upon written confirmation of said transfer executed by Landlord and said transferee and/or assignee, Landlord shall be released by Tenant from all liability for the return of such security deposit. In such event, Tenant agrees to look to the new Landlord for the return of said security deposit. It is hereby agreed that the provisions of this Section shall apply to every transfer or assignment made of the security deposit to a new landlord.

          37.4. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such security deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to filing of such proceedings.

          37.5. (a) In lieu of depositing cash as a security deposit upon the execution of this Lease, Tenant may elect to deliver to Landlord a one (1) year, irrevocable unconditional letter of credit issued by a commercial bank having an office within the New York City/Northern New Jersey metropolitan area (which bank shall have a rating of A or better by Moody or any successor thereto) for the benefit of Landlord, containing terms reasonably satisfactory to Landlord. The face amount of the letter of credit delivered to Landlord on the execution of this Lease shall be $600,000.00, and the face amount of any substitute letter of credit delivered to Landlord shall be equal to the amount of the security deposit then required under this Lease. Without limitation to the foregoing, the stated amount shall be reduced in accordance with the terms of Section 37.2 above and Landlord will consent to any such amendment to the letter of credit providing for such reduction.

               (b) Landlord shall have the right to draw down the letter of credit for any of the reasons set forth in Section 37.1 for the application of the cash deposit in an amount equal to the Fixed Base Rent, Additional Rent or other sum payable hereunder, or the loss or damage sustained by Landlord due the breach or failure to perform on the part of Tenant. To exercise such right, (i) Landlord shall present the letter of credit to the issuing bank at the office in new York City/Northern New Jersey set forth on the letter of credit and (ii) Landlord shall deliver to the issuing bank a statement from Landlord setting forth the amount of the draw and stating that Landlord is entitled to draw down the letter of credit pursuant to the provisions of Section 37.5 of this Lease. Landlord shall apply the proceeds thereof towards the payment of the Fixed Rent, Additional Rent or such other sum payable hereunder, or the loss or damage sustained by Landlord due to the breach or failure to perform on the part of Tenant, and Landlord shall hold the balance, if any, in accordance with the provisions of Section 37.1 hereof. Within ten (10) business days after demand, Tenant shall deposit with Landlord an amount (either in the form of cash or in form of a letter of credit) equal to the portion of said proceeds applied pursuant to the provisions of the immediately preceding sentence.

               (c) At least thirty (30) days prior to the expiration of the letter of credit delivered by Tenant to Landlord with this Lease, or the expiration of any substitute letter of credit, or within thirty (30) days after Moody (or any successor) has lowered the rating of the issuing bank below A, whichever the case may be, Tenant shall deliver to Landlord a replacement letter of credit issued by a commercial bank having an office within the New York City/Northern New Jersey metropolitan area (which bank shall have a rating of A or better by Moody or any successor thereto) containing the same terms and for the face amount then required under Section 37.5(a). In the event Tenant fails to deliver said replacement letter of credit on or before the date set forth above, Landlord shall have the right to draw down the entire amount of the letter of credit. To exercise such right, (i) Landlord shall present the letter of credit to the issuing bank at the office in New York City/Northern New Jersey set forth on the letter of credit and (ii) Landlord shall deliver to the issuing bank a statement from Landlord stating that Landlord is entitled to draw down the letter of credit pursuant to the provisions of Section 37.5 of this Lease. The proceeds of said letter of credit shall be held by Landlord pursuant to the provisions of
Section 37.1 hereof.

               (d) Notwithstanding anything to the contrary contained herein, Tenant hereby expressly acknowledges that the drawing down of said letter of credit shall not operate as a waiver of or preclude Landlord from exercising any of Landlord's other rights and remedies under this Lease. In addition, Tenant hereby agrees that Landlord shall not be required to give Tenant any prior notice of the drawing down of the letter of credit, and Tenant hereby waives any such notice to which it may be entitled.

               (e) In the event of an assignment of this Lease by Landlord, Tenant shall obtain either (i) a new letter of credit from the issuing bank containing the same terms and for the same face amount as the letter of credit then held by Landlord which names the new landlord as the beneficiary or (ii) the written consent of the issuing bank to the assignment of the then existing letter of credit from the existing Landlord to the new Landlord in form and substance reasonably satisfactory to the new Landlord.

          38.  UNAVOIDABLE DELAYS.

          38.1. In the event Landlord or Tenant shall be delayed in the performance of any act or obligation hereunder by reason of Unavoidable Delays, then performance of such act or obligation shall be excused for the period of the delay, the period for the performance of any such act or obligation shall be extended for a period equivalent to the period of such delay and, except as provided for in the Articles 15 and 16, the obligations of Tenant to pay rent and perform all of the terms, covenants and conditions on the part of Tenant to be performed shall in no way be affected, impaired or excused as a result of such delay.

          38.2. "UNAVOIDABLE DELAYS" shall mean any and all delays beyond Landlord's reasonable control, including, without limitation, delays caused by Tenant, governmental restrictions, governmental regulations, controls, undue delays, order of civil, military or naval authority, governmental preemption, strikes, labor disputes, lock-outs, shortage of labor or materials, inability to obtain materials or reasonable substitutes therefor, inability to obtain any necessary governmental permits or approvals (except if such inability is caused by the negligence of Landlord), default of any building or construction contractor or subcontracts, acts of God, fire, earthquake, floods, explosions, actions of the elements, extreme weather conditions, undue precipitation, other weather conditions, enemy action, civil commotion, riot or insurrection, dire or other unavoidable occurrence.

          39.  RULES AND REGULATIONS.

          39.1. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with any reasonable Rules and Regulations for the Property as Landlord, or Landlord's agents, may from time to time adopt, provided such rules and regulations are generally applicable to all tenants of the Building and shall be enforced in a nondiscriminatory manner. Notice of any such Rules or Regulations shall be given in such manner as Landlord may elect. Nothing in the Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce such Rules and Regulations, or terms, covenants, or conditions, in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, or licensees. In the event any such Rule or Regulation conflicts with any provision of this Lease, said provision of this Lease shall control. The current Rules and Regulations in effect with respect to the Property are attached hereto as Schedule I and made a part hereof.

          40.  GOVERNING LAW.

          40.1. This Lease shall be construed and enforced in accordance with the Laws of the State of New Jersey.

          41.  LANDLORD LIABILITY.

          41.1. Tenant agrees to look solely to Landlord's estate and interest in the Property and the Premises for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability of Landlord, and not other property or assets of Landlord and no property or assets of any shareholder, director, officer or principal of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant.

          42.  SIGNAGE.

          42.1. Landlord shall provide Tenant with six (6) spaces on the building directly located on the first floor of the Building and directional signs for the Premises on the first and second floors of the Building, in locations determined by Landlord, in its sole discretion.

          42.2. Tenant, at its sole cost and expense, shall have the right to place its logo and name on the monument sign bearing the address of the Building located on Davidson Avenue, provided that, prior to such installation, Landlord approves the size, location, color and style of Tenant's name and the size, color and location of Tenant's logo. The size of Tenant's logo and name on the monument sign shall be proportional with that of other tenants in the Building. Tenant shall be fully responsible for maintaining and repairing the sign and the logo so that they are, at all times, in good repair and Tenant shall be responsible for any damage to the monument sign or any other property damage or personal injury resulting from such maintenance or repair. Landlord hereby agrees that the color of Tenant's logo to be placed on the monument sign may be red, white and blue.

          43.  EXPANSION RIGHTS.

               (a) Tenant shall have the option to include as part of the Premises, the remaining portion of the second floor of the Building as designated on SCHEDULE A attached hereto (such space is referred to herein as the "EXPANSION SPACE") pursuant to the terms of this Lease.

               (b) Any such option shall be exercised by a written notice (hereinafter called the "EXPANSION NOTICE") from Tenant to Landlord given at any time prior to the date Landlord delivers to Tenant the Refusal Notice (as defined in Article 44 hereof) and solely if such Refusal Notice pertains to the Expansion Space and Tenant rejects, or is deemed to reject, Landlord's offer pursuant to Article 44, provided, that Tenant shall once again be entitled to exercise its expansion option for the Expansion Space if Landlord does not timely enter into a lease for the

Expansion Space with the Third-Party Tenant (as defined below) in accordance with Section 44(c) below.

               (c) In the event that Tenant shall give Landlord the Expansion Notice, Tenant shall be deemed to have irrevocably agreed to have the Expansion Space added to and included in the Premises effective as of the thirtieth (30th) day after the deliver y of the Expansion Notice (the "INCLUSION DATE").

               (d) In the event that Tenant shall properly exercise its option in accordance with the provisions hereof, then in such event, effective as of the Inclusion Date:

                    (i) The Expansion Space shall be deemed added to and included in the Premises for the period commencing on the Inclusion Date and ending on the Expiration Date (as such date may be extended pursuant to the terms of this Lease). The inclusion of such space shall be on all the terms and subject to the conditions of this Lease (other than Article 6 hereof) and on such additional terms and conditions as is hereinafter set forth in this Article 43;

                    (ii) If Tenant shall timely give Landlord the Expansion Notice, Landlord shall construct improvements to the Expansion Space in accordance with plans substantially similar to the Final Plans for the Premises. Landlord shall pay for the Base Space and Tenant shall pay for any Special Work applicable thereto. The provisions of Article 6 shall apply to the work in the Expansion space and Tenant's reimbursement obligations.
If the Expansion Notice is given prior to the one year anniversary of the Commencement Date, the annual Fixed Rent with respect to the Expansion Space shall equal the then Fixed Rent set forth in Section 3.1 hereof and shall thereafter be increased in accordance with the terms of Section 3.1. In the event Tenant delivers the Expansion Notice at any time after the one year anniversary of the Commencement Date, the annual Fixed Rent with respect to the Expansion Space shall be the fair rental value of the Expansion Space (taking into account Landlord's cost of constructing the improvements to the Expansion Space) as of the date of the Expansion Notice as agreed upon by Landlord and Tenant. If the parties are unable to agree upon such fair rental value within 30 days after the delivery of the Expansion Notice, such value shall be determined by arbitration, as provided in Section 2.5(c) hereof. Until such time that the fair rental value is determined by arbitration, the Fixed Rent for the Expansion Space shall equal the then Fixed Rent (on a per square foot basis) set forth in Section 3.1. Upon the determination of the fair rental value by arbitration, the parties shall make an appropriate payment to one another to accurately reflect any overpayment or underpayment of the Fixed Rent made by Tenant;

                    (iii) Effective as of the Inclusion Date, for purposes of calculating the portion of Tenant's Proportionate Share of increased Taxes and Cost of Operation and Maintenance allocable to the Expansion Space: (A) the Base Operating Expense Year and Base Tax year shall be the Operational Year and the Tax Year for the calendar year immediately preceding the calendar year in which occurs the Inclusion Date, and (B) Tenant Proportionate Share attributable to the Expansion Space shall be deemed to be a fraction, expressed as a percentage, the numerator which shall be the number of rentable square feet included within the Expansion Space, and the



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



denominator of which shall be 162,206;

                    (iv) Landlord and Tenant shall execute an amendment to the Lease setting forth without limitation the exercise of the expansion option, the inclusion of the Expansion Space in the Premises, the Fixed Rent and Tenant's Proportionate Share attributable to the Expansion Space and the Inclusion Date.

               (e) Except as otherwise expressly provided in Section 43(d)(ii), Tenant agrees to accept the Expansion Space in its condition and state of repair existing as of the Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant occupancy.

               (f) Tenant's expansion option pursuant to this Article 43 shall expire and be of no further force and effect as of the date Landlord delivers to Tenant the first Refusal Notice pursuant to Article 44 hereof, and Tenant rejects, or is deemed to reject, Landlord's offer pursuant to
Article 44, provided, that Tenant shall once again be entitled to exercise its expansion option for the Expansion Space if Landlord does not timely enter into a lease for the Expansion Space with the Third-Party Tenant (as defined below) in accordance with Section 44(c) below.

               (g) The termination of this Lease shall also terminate Tenant's option pursuant to this Article 43 whether or not the same shall have been exercised. Nothing contained in this article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. Tenant's option set forth in this Article 43 may not be severed from this lease or separately sold, assigned or transferred and is only exercisable by US Servis, Inc. or a Successor Corporation.

               (h) Tenant shall have no right to exercise the expansion option pursuant to this Article 43 if: (i) the named Tenant or any Successor Corporation is not in occupancy of at least 75% of the rental square footage of the Premises as of the Inclusion Date, or (ii) there shall be an Event of Default by Tenant at the time of exercise of its option or as of the Inclusion Date.

          44.  RIGHT OF FIRST REFUSAL.

               (a) If, at any time during the Term, a prospective tenant (the "THIRD-PARTY TENANT"), other than an affiliate of Landlord (provided, however, an affiliate of Landlord shall be subject to the provisions of this Section 44 with respect to the Expansion Space), submits or agrees to a written proposal for leasing of any portion of the Building (the "REFUSAL SPACE"), which proposal Landlord is prepared to accept, then Landlord shall send Tenant a notice describing the premises, rent, term, Tenant's Proportionate Share, rent concessions, provisions concerning leasehold improvements, parking arrangements, and all other material business terms of such proposal (the "REFUSAL NOTICE") and offering to lease the Refusal Space to Tenant upon the terms set forth in this Article 44.

               (b) Tenant shall have a period of ten (10) days after receipt of the Refusal



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


Notice to give Landlord notice that Tenant either accepts or rejects Landlord's offer. Time shall be of the essence with respect to Tenant's notice, and Tenant's failure to give any such notice within the 10-day period shall be deemed a rejection of Landlord's offer, any principles of law or equity to the contrary notwithstanding. A Refusal Notice may only be accepted in whole, not in part.

               (c) If Tenant rejects, or is deemed to have rejected, Landlord's offer, Landlord shall be free to lease the Refusal Space to the Third-Party Tenant upon any terms and conditions that Landlord may determine from time to time during the one year period after the rejection or deemed rejection of the Refusal Notice (except, that, if any portion of the Expansion Space is part of the Refusal Space, such terms must be the same as those set forth in the Refusal Notice), with no further obligation to Tenant under this Section with respect to the Refusal Space. If within one year after the rejection or deemed rejection of the Refusal Notice, Landlord has not entered into a lease for the Refusal Space with the Third-Party Tenant on such terms, Landlord shall again offer the Refusal Space which Landlord intends to accept. Landlord agrees to give Tenant notice when Landlord ceases negotiations with such Third-Party Tenant prior to the expiration of such one year period. Tenant's right to lease any Refusal Space pursuant to this Article 44 shall apply to any proposals received by Landlord relating to Refusal Space which currently is or subsequently becomes vacant, provided such proposal is not pursuant to any renewal rights of any other tenant in the Building or any expansion rights of any other tenant who is located on the floor on which the Refusal Space is located.

               (d) If Tenant accepts Landlord's offer, such space shall be deemed added to and included in the Premises for the period commencing on the thirtieth (30th) days after the date Tenant accepts Landlord's offer (the "FIRST REFUSAL INCLUSION DATE") and ending on the Expiration Date, as such date may be extended pursuant to the terms of this Lease. The lease of the Refusal Space shall be on all the terms and conditions contained herein, except that (i) the Fixed Rent for the Refusal Space shall be the fair rental value of the Refusal Space as of the date of the Refusal Notice; (ii) the Base Operating Expense Year and the Base Tax Year for the Refusal Space shall be the Operational Year and the Tax Year for the calendar year immediately preceding the calendar year in which the Refusal Space is incorporated into this Lease; (iii) Tenant's Proportionate Share shall be increased, upon the ratio of the rentable square footage of the Refusal Space to the rentable square footage of the Building; and (iv) the length of the Term for the Refusal Space shall be the greater of four (4) years or the remaining Term of this Lease. The Refusal Notice shall contain a statement of Landlord's determination of the fair rental value of the Refusal Space. If the parties have not agreed upon the fair rental value of the Refusal Space at the time Tenant exercises its option to lease same, such value shall be determined by arbitration as provided in Section 2.5(c) hereof. If the fair rental value of the Refusal Space has not yet been determined as of the First Refusal Inclusion Date, then the annual Fixed Rent with respect to the Refusal Space shall equal the then Fixed Rent (on a square foot basis) set forth in Section
3.1. Upon the determination of the fair rental value of the Refusal Space, the parties shall make an appropriate payment to one another to accurately reflect any overpayment or underpayment of the Fixed Rent made by Tenant prior to such determination. Landlord and Tenant shall execute an amendment to this Lease setting forth without limitation the acceptance of Landlord's offer with respect to the Refusal Space, the inclusion of the Refusal Space in the Premises, the Fixed Rent and Tenant's Proportionate Space in the Premises, the

Fixed Rent and Tenant's Proportionate Share attributable to the Refusal Space and the date on which the Refusal Space.

               (f) If Tenant declines or is deemed to decline to accept Landlord's offer under the Refusal Notice, Tenant shall, within ten (10) days after demand therefor by Landlord, confirm in writing that Tenant declined to exercise such right.

               (g) This Section shall not preclude preliminary discussions, either oral or written, between Landlord and any prospective tenant concerning terms and conditions for the leasing of any space in the Building.

               (h) Tenant agrees to accept the Refusal Space in its condition and state of repair existing as of the commencement of the lease of the Refusal Space and Tenant understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant occupancy.

               (i) The termination of this Lease during the Term shall also terminate Tenant's option pursuant to this Article 44 whether or not the same shall have been exercised. Nothing contained in this Article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. Tenant's options set forth in this Article 44 may not be severed from this Lease or separately sold, assigned or transferred.

               (j) Except for the Expansion Space, Tenant's rights under this Section 44 are subject and subordinate to the rights of Huls Service, Inc. ("HULS") as set forth in that certain Lease dated July 7, 1995 by and between Landlord and Huls (the "HULS LEASE").

          45.  RIGHT OF FIRST OFFER.

               (a) If, at any time after the first anniversary of the Commencement Date, any rentable space on the first floor of the Building is available for lease (the "OFFER SPACE") and Landlord or any of its affiliates do not desire to occupy such space, Landlord shall so notify Tenant in writing of the availability of such space. Tenant shall have the right, exercisable upon written notice given to Landlord within ten (10) days after receipt of Landlord's notice, to lease an area of the Offer Space mutually agreed upon by Landlord and Tenant, which in no event shall be less than one half of the rentable area of the first floor of the Building (unless only a smaller area is available as a result of other tenants occupying space on such floor). The lease of the Offer Space shall commence on the 30th day after Tenant accepts Landlord's Offer (the "FIRST OFFER INCLUSION DATE") and shall be upon all of the terms and conditions contained herein, except that
(i) the Fixed Rent for the Offer Space shall be the fair rental value of the Offer Space as of the date of Landlord's notice; (i) the Base Operating Expense Year and the Base Tax Year for the Offer Space shall be the Operational Year and the Tax Year for the calendar year immediately preceding the calendar year in which the Offer Space is incorporated into this Lease;
(iii) Tenant's Proportionate Share shall be increased, upon the ratio of the rentable square footage of the Offer Space to the rentable square footage of the Building, and (iv) the length of the Term for the Offer Space shall be the greater of



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


five (5) years or the remaining Term of this Lease. Landlord's notice shall include a statement of Landlord's reasonable estimate of the fair market value of the Offer Space. If the parties have not agreed upon the fair rental value of the Offer Space at the time Tenant exercises its option to lease same, such value shall be determined by arbitration, as provided in
Section 2.5(c) hereof. If the fair rental value of the Offer Space has not yet been determined as of the First Offer Inclusion Date, then the annual Fixed Rent with respect to the Offer Space shall equal the then Fixed Rent (on a square foot basis) set forth in Section 3.1. Upon the determination of the fair rental value of the Offer Space, the parties shall make an appropriate payment to one another to accurately reflect any overpayment or underpayment of the Fixed Rent made by Tenant prior to such determination. Landlord and Tenant shall execute an amendment to this Lease setting forth without limitation the acceptance of Landlord's offer with respect to the Offer Space, the inclusion of the Offer Space in the Premises, the Fixed Rent and Tenant's Proportionate Share attributable to the Offer Space and the date on which the Offer Space is added to the Premises.

                    (b) If Tenant fails to exercise its option to lease the Offer Space within the 10-day period set forth above, Landlord shall be free to lease the Offer Space to any party upon any terms and conditions Landlord shall determine, from time to time during the Term, without any further obligation to Tenant under this Section. Tenant shall have a one time right to lease any Offer Space pursuant to this Article 45 and the failure to exercise such right with respect to any Offer Space shall preclude Tenant from exercising such right in the future regardless if the particular Offer Space subsequently becomes available for lease. Subsequent to Tenant's failure to exercise its option, Tenant shall, within ten days after demand therefor by Landlord, confirm in writing that Tenant has declined to exercise such right.

                    (c) Tenant shall have no right to exercise its option to lease the Offer Space, and any attempted exercise shall be void and of no effect, if: (i) the named Tenant or any Successor Corporation is not in occupancy of at least 75% of the rental square footage of the Premises as of the First Offer Inclusion Date; or (ii) there shall be an Event of Default by Tenant at the Time of the proposed commencement of the lease of the Offer Space.

                    (d) This Section shall not preclude preliminary discussions, either oral or written, between Landlord and any prospective tenant concerning terms and conditions for the leasing of any space in the Building.

                    (e) Tenant agrees to accept the Offer Space in its condition and state of repair existing as of the commencement of the lease of the Offer Space and Tenant understands and agrees that Landlord shall not be required to perform any work,supply any materials or incur any expense to prepare such space for Tenant occupancy.

                    (f) The termination of this Lease during the Term shall also terminate Tenant's option pursuant to this Article 45 whether or not the same shall have been exercised. Nothing contained in this Article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. Tenant's option set forth in this Article 45 may not be severed from this Lease or separately sold, assigned or transferred



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


and is only exercisable by US Servis, Inc. or a Successor Corporation.

                    (g) Tenant's rights under this Section 45 are subject and subordinate to the rights of Huls as set forth in the Huls Lease.

               46. REPRESENTATIONS. Landlord hereby represents and warrants to Tenant that:

                    (a)  Landlord owns fee simply title to the Property.

                    (b) Landlord has received no written notice from any applicable Governmental Authority or insurer of the Property stating that the Property is not in compliance with applicable laws or insurance regulations pertaining to the physical condition of the Property.

                    (c) To the best of its knowledge, the condition of the Property does not materially violate any building, health, fire, water, use or similar statute,, ordinance, law, rule, regulations or code, including the ADA.

               47.  AIR CONDITIONING CONDENSER.

                    (a) Subject to the provisions of this Article 47, Landlord hereby agrees that, during the term of this Lease, Tenant may install, maintain and operate an air conditioning condenser (the "CONDENSER") on the roof of the Building for the purpose of transmitting condenser water to supplemental air conditioning units located in the Premises.

                    (b) If Tenant desires to install the Condenser on the roof of the Building, Tenant shall submit to Landlord for its approval (which approval shall not be unreasonably withheld or delayed) detailed plans and specifications showing the proposed location of the Condenser on the roof, the modifications to the roof to support and install the Condenser, the size and shape of the Condenser and any other information relevant to said installation.

                    (c) Tenant shall obtain, and shall deliver to Landlord, all permits, consents and approvals required in connection with the installation, operation and use of the Condenser before Tenant commences the installation. As long as the Condenser is on the roof of the Building, Tenant covenants to maintain all such permits, consents and approvals in full force and effect.

                    (d) Tenant agrees to use Landlord's roofing contractor with respect to any work affecting or penetrating the roof of the Building and to otherwise comply with the provisions of Article 7. Tenant agrees further to comply with all the terms and conditions of any roof guaranty or warranty in connection with the service, maintenance, repair and/or replacement of the Condenser.

                    (e) Tenant shall maintain the Condenser and other related



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



installations in good condition during the Term. Upon the expiration of the Term, Tenant shall remove the same, repair all damage to the roof and/or the Building caused by said removal and restore the roof to the condition existing prior to such installation, reasonable wear and tear excepted.

                    (f) Tenant agrees to indemnify and save Landlord harmless from and against all claims, actions, damages, costs, expenses and liabilities, including reasonable attorneys' fees and disbursements, to the extent arising out of or in connection with the installation, maintenance, repair, replacement, operation and/or use of the Condenser.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.


                                  THE MUTUAL LIFE INSURANCE COMPANY OF
                                  NEW YORK


                                  By:
                                    ----------------------------------------
                                        Name:
                                        Title:



                                  US SERVIS, INC.


                                  By:
                                     ----------------------------------------
                                        Name:
                                        Title:



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